UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

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Washington Real Estate Investment Trust
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1775 Eye Street, N.W. Suite 1000 Washington, D.C. 20006 202-774-3200 www.washreit.com
April 9, 2020
Dear Shareholder,
You are cordially invited to attend the Annual Meeting of Shareholders of Washington Real Estate Investment Trust, a Maryland real estate investment trust (“Washington REIT,” the “Company,” “we” or “us”), to be held on Thursday, May 28, 2020 at 8:30 a.m., Eastern Time (the “Annual Meeting”). The Annual Meeting will be held in virtual meeting format only. We are excited to embrace the environmentally-friendly virtual meeting format, which we believe will enable increased shareholder attendance and participation. During this virtual meeting, you will be able to vote your shares electronically and submit questions. The accompanying Notice of 2020 Annual Meeting of Shareholders and Proxy Statement describe the proposals to be considered and voted upon at the Annual Meeting.
The Board of Trustees of Washington REIT (the “Board”) has nominated seven individuals for election as trustees at the Annual Meeting and recommends that shareholders vote in favor of their election. In addition to the election of the trustees, we are recommending your approval of our executive compensation program in a non-binding, advisory vote. We are also recommending your ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.
Regardless of the number of shares you own, your vote is important. Please read the Proxy Statement carefully, then complete, sign and return your Proxy Card in the enclosed envelope. You may also authorize a proxy to vote via telephone or the Internet if you prefer by following instructions on the Proxy Card.
The Board appreciates your continued support of Washington REIT and encourages your participation in the Annual Meeting. Whether or not you plan to virtually attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares as soon as possible.

Sincerely,

/s/ Paul T. McDermott
Paul T. McDermott
Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be held on Thursday, May 28, 2020
This Proxy Statement and our 2019 Annual Report to Shareholders
are available at http://www.edocumentview.com/wre.

WASHINGTON REAL ESTATE INVESTMENT TRUST
NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Washington Real Estate Investment Trust:

Notice is hereby given that the Annual Meeting of Shareholders of Washington Real Estate Investment Trust, a Maryland real estate investment trust (“Washington REIT,” “we” or “us”), will be held at the time and place below and for the following purposes:

Date:	Thursday, May 28, 2020

Time:	8:30 a.m., Eastern Time

Place:	You can virtually attend the Annual Meeting at http://www.meetingcenter.io/266660104.

Record Date:
The trustees have fixed the close of business on March 17, 2020, as the record date for determining holders of shares entitled to notice of, and to vote at, the Annual Meeting or at any postponement or adjournment thereof.

Items of Business:
1. To elect seven trustees to serve on the Board;
2. To consider and vote on a non-binding, advisory basis upon the compensation of the named executive officers as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K;
3. To consider and vote upon ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020; and
4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Proxy Voting:
You are requested, whether or not you plan to virtually attend the Annual Meeting, to vote, sign and promptly return the Proxy Card. Alternatively, you may authorize a proxy to vote by telephone or the Internet, if you prefer. To do so, you should follow the instructions on the Proxy Card.

Regardless of the number of shares you hold, as a shareholder your role is very important, and the Board strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, our Proxy Statement and 2019 Annual Report to Shareholders are available online at www.edocumentview.com/wre.

By order of the Board of Trustees:

/s/ Taryn D. Fielder
Taryn D. Fielder
Corporate Secretary
Washington, D.C.
April 9, 2020

i

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1775 Eye Street, N.W. Suite 1000 Washington, D.C. 20006 202-774-3200 www.washreit.com

April 9, 2020

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving this Proxy Statement?
This Proxy Statement is furnished by the Board of Trustees (the “Board” or “Board of Trustees”) of Washington Real Estate Investment Trust, a Maryland real estate investment trust (“Washington REIT,” “we” or “us”), in connection with its solicitation of proxies for exercise at the 2020 Annual Meeting of Shareholders to be held as a virtual meeting (at http://www.meetingcenter.io/266660104) on Thursday, May 28, 2020, at 8:30 a.m., Eastern Time, and at any and all postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement, our 2019 Annual Report (the “Annual Report”), and the Proxy Card are first being made available, and the Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) is first being mailed to shareholders of record as of March 17, 2020 (the “Record Date”) on or about April 9, 2020.
The Proxy Statement and Annual Report, as well as our shareholder letter, will also be available at http://www.edocumentview.com/wre. The mailing address of our principal executive offices is 1775 Eye Street N.W., Suite 1000, Washington, D.C. 20006. We maintain a website at www.washreit.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
You should rely only on the information provided in this Proxy Statement. No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

Why didn’t I automatically receive a paper copy of the Proxy Card and Annual Report?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the "Proxy Notice") to our shareholders that provides instructions on how to access our proxy materials on the Internet.
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote upon the matters set forth in the accompanying notice of annual meeting, including the election of trustees, an advisory resolution on named executive officer compensation, the ratification of the appointment of our independent registered public accounting firm and such other business as may properly come before the meeting or any postponement or adjournment thereof.
May I attend the meeting?
All shareholders of record of common shares (as defined below) at the close of business on the Record Date, or their designated proxies, may attend the Annual Meeting, vote and submit questions, equivalent to in-person meetings of shareholders, by visiting http://www.meetingcenter.io/266660104.
After years of declining attendance by shareholders at Washington REIT’s in-person annual meetings, we are moving to an online format for this year’s Annual Meeting. This virtual meeting of shareholders allows shareholders the ability to more easily attend the Annual Meeting without incurring travel costs or other inconveniences.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most current version of applicable software and plugins. Participants should ensure that they have a strong internet or WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also allow themselves plenty of time to login and ensure that they can hear audio prior to the start of the Annual Meeting.
At any time before or during the meeting, participants may submit questions by logging into the virtual meeting at http://www.meetingcenter.io/266660104 and clicking on the dialog icon in the upper right corner of the meeting center screen.

How do I attend and vote shares at the Annual Meeting?
Attending the Meeting for Shares Registered Directly in the Name of the Shareholder
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting. Please follow the instructions on the notice or proxy card that you received.
Attending the Meeting for Shares held in “Street Name”
If you hold your shares in “street name” (i.e., your shares are held in an account maintained by a bank, broker or other nominee), you must register in advance to attend the Annual Meeting.
To register to attend the Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your holdings in Washington REIT along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 22, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare
Washington REIT Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Why hold a virtual Annual Meeting?
At Washington REIT, we embrace the latest technologies in our business and believe that holding our Annual Meeting virtually not only provides expanded access and improves our communication with shareholders, but also yields cost savings. In deciding to move our meeting online this year, we considered a number of factors, including the technologies available to us, the historical level of shareholder attendance in person (generally less than five each year), and the cost of holding our Annual Meeting in person. In addition, due to the public health impact of the coronavirus outbreak, holding a virtual Annual Meeting is especially important this year to protect the health and well-being of our stockholders. We plan to evaluate annually the method of holding the Annual Meeting, taking into consideration the above factors as well as business and market conditions and the proposed agenda items.
Who is entitled to vote at the Annual Meeting?
The close of business on March 17, 2020 has been fixed as the Record Date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Our voting securities consist of common shares of beneficial interest, $0.01 par value per share (“common shares”), of which 82,297,369 common shares were outstanding at the close of business on the Record Date. Washington REIT has no other outstanding voting security. Each common share outstanding as of the close of business on the Record Date will be entitled to one vote on each matter properly submitted at the Annual Meeting.
What constitutes a quorum?
The presence of shareholders in person via attendance at the virtual Annual Meeting or by proxy entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting. Shareholders do not have cumulative voting rights. Abstentions and broker non-votes, if any, are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the virtual Annual Meeting. A “broker non-vote” occurs when a broker properly executes and returns a proxy card, but does not vote on a matter because the broker does not have discretionary authority to vote the shares on that matter and has not received voting instructions from the beneficial owner. Brokers may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which our common shares are listed. On non-routine matters, brokers holding shares for a beneficial owner are not entitled to vote without instructions from the beneficial owner.
Proposal 3 (Ratification of Ernst & Young LLP) is the only proposal to be voted upon at the Annual Meeting that is considered “routine” under the NYSE rules. Accordingly, no broker non-votes will arise in the context of voting for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020, and the broker is permitted to vote your shares on such ratification even if the broker does not receive voting instructions from you. The treatment of abstentions and broker non-votes and the vote required to approve each proposal are set forth under the caption “Voting Matters” under each proposal below.

How do I authorize a proxy to vote my shares?
Voting by Proxy for Shares Registered Directly in the Name of the Shareholder
If you are a “registered shareholder” and hold your common shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the proxy holders named in the Proxy Card how to vote your common shares in one of the following ways:

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Vote by Internet. You may authorize a proxy to vote via the Internet by following the instructions provided on your Proxy Card. The website for Internet voting is printed on your Proxy Card. To authorize a proxy to vote your common shares online, you will be asked to enter your control number(s) to ensure the security of your vote. You will find your control number on your Proxy Card received with your Proxy Statement. If you vote by Internet, you do not need to return your Proxy Card.

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Vote by Telephone. You also have the option to authorize a proxy to vote by telephone by calling the toll-free number listed on your Proxy Card. When you call, please have your Proxy Card in hand. You will receive a series of voice instructions that will allow you to authorize a proxy to vote your common shares. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your Proxy Card.

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Vote by Mail. If you received printed materials, and would like to authorize a proxy to vote your common shares by mail, then please mark, sign and date your Proxy Card and return it promptly to our transfer agent, Computershare Trust Company, N.A., in the postage-paid envelope provided. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on the Proxy Availability Notice.

Voting by Proxy for Shares held in “Street Name”
If your common shares are held in “street name” (i.e., through a broker, bank or other nominee), then you will receive instructions from your broker, bank or other nominee that you must follow in order to have your common shares voted. The materials from your broker, bank or other nominee will include a Voting Instruction Form or other document by which you can instruct your broker, bank or other nominee how to vote your common shares.
What am I being asked to vote on?
You are being asked to consider and vote on the following proposals:

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Proposal 1 (Election of Trustees) - page 8 below: To elect seven trustees to the Board to serve until the Annual Meeting of Shareholders in 2021 and until their successors have been duly elected and qualify.

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Proposal 2 (Advisory Vote on Named Executive Officer Compensation) - page 34 below: To consider and vote on a non-binding, advisory basis upon the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (“Say-on-Pay vote”).

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Proposal 3 (Ratification of Appointment of Ernst & Young LLP) - page 83 below: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

We are not currently aware of any other matter to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matter not described in the Proxy Statement is properly presented at the Annual Meeting, any proxies received by us will be voted in the discretion of the proxy holders.
What are the Board’s voting recommendations?
The Board recommends that you vote as follows: FOR the election of the trustee nominees listed on the Proxy Card, FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. All properly executed proxies will be voted in accordance with the instructions contained therein. If no instructions are specified, proxies will be voted in accordance with the Board’s recommendations above. All proxies will be voted in the discretion of the proxy holders on any other matter that may be properly brought before the Annual Meeting.

What is householding?
If you and other residents at your mailing address own common shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Annual Report, Notice of Annual Meeting and/or Proxy Statement, unless you have instructed otherwise. This procedure, known as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. If you wish to request extra copies, we will promptly deliver a separate copy of such documents to shareholders who write or call us at the following address or telephone number: Washington Real Estate Investment Trust, 1775 Eye Street, N.W., Suite 1000, Washington, D.C. 20006, Attention: Investor Relations; telephone 202-774-3200. Shareholders wishing to receive separate copies of our Proxy Statement and Annual Report in the future, or shareholders currently receiving multiple copies of the Proxy Statement and Annual Report at their address who would prefer that only a single copy of each be delivered there, should contact their bank, broker or other nominee record holder.
May I change my vote after I have voted?
Yes, you may revoke your proxy at any time prior to its exercise at the Annual Meeting by (1) submitting a duly executed Proxy Card bearing a later date to the Corporate Secretary, (2) voting electronically during the Annual Meeting at http://www.meetingcenter.io/266660104, or (3) delivering a signed notice of revocation of the Proxy Card to our Corporate Secretary at the following address: c/o Corporate Secretary, Washington Real Estate Investment Trust, 1775 Eye Street, N.W., Suite 1000, Washington, D.C. 20006. If your common shares are held by a broker, bank or any other persons holding common shares on your behalf, you must contact that institution to revoke a previously authorized proxy. Virtual attendance at the Annual Meeting without voting online will not itself revoke a proxy.
Whom should I call if I have questions or need assistance voting my shares?
Please call (800) 565-9748 or email info@washreit.com if you have any questions in connection with voting your shares.

PROPOSAL 1: ELECTION OF TRUSTEES
Description of Proposal
Our shareholders voted to declassify our Board at the 2017 annual meeting of Shareholders. The last three-year term within the Board expired during the 2019 Annual Meeting of Shareholders. All members of the Board are now elected annually. Benjamin S. Butcher, William G. Byrnes, Edward S. Civera, Ellen M. Goitia, Paul T. McDermott, Thomas H. Nolan, Jr., and Vice Adm. Anthony L. Winns (RET.) (collectively, the “Trustee Nominees”) have been nominated for election as trustees at the Annual Meeting. The Trustee Nominees will be elected to serve a one-year term and until his or her respective successor has been elected and qualifies or the trustee’s earlier resignation, death or removal.
Each of the Trustee Nominees is currently serving as a trustee and was recommended for nomination for re-election by the members of the Corporate Governance/Nominating Committee. For biographical information with respect to each Trustee Nominee, please refer to “Corporate Governance and Board Matters - Trustees - Trustee Nominees” commencing on page 10 below.
Voting Matters
Under our amended and restated bylaws, as amended (the “bylaws”), the uncontested election of each trustee requires the affirmative vote of a majority of the total votes cast for and against such trustee. A majority of votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” that nominee. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote.
If any of the Trustee Nominees becomes unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy Card will have discretionary authority to vote pursuant to the Proxy Card for a substitute nominee nominated by the Board, or the Board, on the recommendation of the Corporate Governance/Nominating Committee, may reduce the size of the Board and number of nominees.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. BUTCHER, BYRNES, CIVERA, MCDERMOTT, NOLAN AND WINNS AND MS. GOITIA.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Composition
The Board currently consists of seven trustees. The current members of our Board are Benjamin S. Butcher, William G. Byrnes, Edward S. Civera, Ellen M. Goitia, Paul T. McDermott, Thomas H. Nolan, Jr., and Vice Adm. Anthony L. Winns (RET.). Mr. McDermott is currently serving as Chairman of the Board and Mr. Civera is currently serving as Lead Independent Trustee.
Trustees
The following table sets forth the names and biographical information concerning each of our trustee nominees.

NAME	PRINCIPAL OCCUPATION	SERVED AS TRUSTEE SINCE	AGE
Trustee Nominees
Benjamin S. Butcher	Chief Executive Officer, President and Chairman of the Board of Directors of STAG Industrial, Inc.	2014	66
William G. Byrnes	Retired Managing Director, Alex Brown & Sons	2010	69
Edward S. Civera	Retired Chairman, Catalyst Health Solutions, Inc.	2006	69
Ellen M. Goitia	Retired Partner, KPMG	2017	60
Paul T. McDermott	Chairman of the Board, President and Chief Executive Officer, Washington REIT	2013	58
Thomas H. Nolan, Jr.	Former Chairman of the Board and Chief Executive Officer, Spirit Realty Capital Inc.	2015	62
Vice Adm. Anthony L. Winns (RET.)	President, Latin America-Africa Region, Lockheed Martin Corporation	2011	64

Trustee Nominees
The biographical description below for each Trustee Nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a trustee of Washington REIT.

Benjamin S. Butcher	Served as Trustee since 2014

Benjamin S. Butcher serves as the Chief Executive Officer, President and Chairman of the Board of Directors of STAG Industrial, Inc., a position he has held since July 2010. Prior to the formation of STAG Industrial, Inc., Mr. Butcher oversaw the growth of STAG Capital Partners, LLC and its affiliates, serving as a member of their Board of Managers and Management Committees, from 2003 to 2011. From 1999 to 2003, Mr. Butcher was engaged as a private equity investor in real estate and technology. From 1997 to 1998, Mr. Butcher served as a Director at Credit Suisse First Boston, where he sourced _

and executed transactions for the Principal Transactions Group (real estate debt and equity). From 1993 to 1997, he served as a Director at Nomura Asset Capital, where he focused on marketing and business development for its commercial mortgage-backed securities group. Mr. Butcher brings the following experience, qualifications, attributes and skills to the Board:

•	General business management and strategic planning experience from his service as chief executive of STAG Industrial, Inc. and his previous service with STAG Capital Partners, LLC and its affiliates;

•	REIT industry experience from his service as chief executive of STAG Industrial, Inc. since July 2010;

•	Real estate investment banking and capital markets experience from his five years as an investment banker with Credit Suisse First Boston and Nomura Asset Capital; and

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Financial and accounting acumen from his five years in investment banking, his experience as a private equity investor and with STAG Capital Partners, LLC, and his service as a public company executive with STAG Industrial, Inc.

William G. Byrnes	Served as Trustee since 2010

William G. Byrnes has been a private investor since 2001. He was on the Board of Directors of CapitalSource Inc., a commercial lender operating principally through its subsidiary CapitalSource Bank from 2003 until its sale in April 2014, serving in various capacities including Presiding Independent Director, Chairman of the Audit Committee and, most recently, Chairman of the Board. He founded, and was Managing Member of, Wolverine Partners, LLC, that operated MUTUALdecision, a mutual fund research business, from September 2006 to October 2012. Mr. Byrnes was co-founder of Pulpfree ____

d/b/a BuzzMetrics, a consumer-generated media research and marketing firm, and served as its Chairman from June 1999 until its sale in September 2005. He was on the Board of Directors and chairman of the Audit Committee of LoopNet, Inc., an information services provider to the commercial real estate industry, from September 2006 until its sale in April 2012. Mr. Byrnes spent 17 years with Alex Brown & Sons, most recently as a Managing Director and head of the investment banking financial institutions group. He has been a full-time and adjunct professor and member of the Board of Regents at Georgetown University and currently sits on its Entrepreneurship Advisory Group. Mr. Byrnes brings the following experience, qualifications, attributes and skills to the Board:

•	Real estate investment banking and capital markets experience from his 17 years as an investment banker with Alex Brown & Sons;

•	REIT industry experience from his involvement over the last 15+ years as an independent director of three publicly-traded REITs and an institutional fund focused on investing in REITs;

•	Retail and residential real estate industry experience from his involvement as an independent director of Sizeler Property Investors from 2002 to 2006;

•	Financial and accounting acumen from his 17 years in investment banking and his service as a public company director; and

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C./Baltimore corridor for more than 40 years.

Edward S. Civera	Served as Trustee since 2006

Edward S. Civera served as the Chairman of the Board of Catalyst Health Solutions, Inc., a publicly traded pharmacy benefit management company (formerly known as HealthExtras, Inc.), from 2005 until his retirement in December 2011. In 2012, he served as a senior advisor to management and the Board of Directors of Catalyst Health Solutions in connection with the sale of the company. Mr. Civera also served as Chairman of the MedStar Health System, a multi-institutional healthcare organization, until his retirement from the board in November 2013. From 1997 to 2001, Mr. Civera was the Chief Operating _______

Officer and Co-Chief Executive Officer of United Payors & United Providers, Inc. ("UP&UP"), a publicly-traded healthcare company that was sold in 2000. Prior to that, Mr. Civera spent 25 years with Coopers & Lybrand (now PricewaterhouseCoopers LLP), most recently as Managing Partner, focused on financial advisory and auditing services. Mr. Civera is a Certified Public Accountant. Mr. Civera brings the following experience, qualifications, attributes and skills to the Board:

•	General business management and strategic planning experience from his ten years as a public company chief executive or chairman at UP&UP and Catalyst Health Solutions;

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REIT industry experience from his involvement as an independent director of The Mills Corporation from 2005 to 2006 leading its reorganization and sale as Chairman of the Special Committee and member of the Executive Committee;

•	Executive and real estate industry experience from his involvement in real estate matters as Chairman of MedStar Health;

•	Financial and accounting acumen from his 25 years in public accounting and his service as a public company executive; and

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C./Baltimore corridor for more than 25 years.

Ellen M. Goitia	Served as Trustee since 2017

Ellen M. Goitia is a Certified Public Accountant and served as the partner-in-charge for KPMG LLP’s ("KPMG") Chesapeake Business Unit Audit practice and a member of the firm’s audit leadership team from October 2011 until her retirement in May 2016. As the partner-in-charge of the Chesapeake Business Unit Audit practice, Ms. Goitia had ultimate operational oversight for five offices in Maryland, DC and Virginia, with responsibilities including business unit financial performance, resource management, human resources, quality client service, and risk management. Ms. Goitia was admitted to the KPMG _

partnership in 1993 and had more than 30 years of experience as a professional with the firm, including experience as lead audit partner for a variety of publicly traded and private companies. She has served clients on a wide range of accounting and operational issues, public security issuances and strategic corporate transactions. Ms. Goitia was a speaker, panelist and moderator for KPMG’s Audit Committee Institute as well as for other governance programs external to KPMG. In addition, Ms. Goitia served as an independent member of the Nominating Committee of KPMG’s Board of Directors from 2009 until 2011, and has served on several nonprofit organizations’ boards. Ms. Goitia brings the following experience, qualifications, attributes and skills to the Board:

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General business management and strategic planning experience from her 5 years as the partner-in-charge of the Chesapeake Business Unit Audit Practice of KPMG and over 30 years as a professional at KPMG;

•	Understanding of and familiarity with public companies and public company boards from her service as lead audit engagement partner at a major accounting firm;

•	Public company accounting, financial statements and corporate finance expertise from over 20 years of service as lead audit engagement partner at a major accounting firm; and

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 35 years.

Paul T. McDermott	Served as Trustee since 2013

Paul T. McDermott was elected to the Board of Trustees and named President and Chief Executive Officer of Washington REIT in October 2013. Following the 2018 Annual Meeting, Mr. McDermott became the Chairman of the Board of Trustees of Washington REIT. Prior to joining Washington REIT, he was Senior Vice President and Managing Director for Rockefeller Group Investment Management Corp., a wholly owned subsidiary of Mitsubishi Estate Co., Ltd. from June 2010 to September 2013. Prior to joining Rockefeller Group, he served from 2006 to 2010 as Principal and Chief Transaction

Officer at PNC Realty Investors. Between 2002 and 2006, Mr. McDermott held two primary officer roles at Freddie Mac -- Chief Credit Officer of the Multifamily Division and Head of Multifamily Structured Finance and Affordable Housing. From 1997 to 2002, he served as Head of the Washington, D.C. Region for Lend Lease Real Estate Investments. Mr. McDermott brings the following experience, qualifications, attributes and skills to the Board:

•	General business management and strategic planning experience from his service as chief executive of Washington REIT and his previous service as Senior Vice President of Rockefeller Group;

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Office, retail and residential real estate industry operating and investment experience from his experience as Senior Vice President of Rockefeller Group, Principal and Chief Transaction Officer at PNC Realty Investors and Chief Credit Officer of the Multifamily Division of Freddie Mac;

•	Office and residential development experience from his experience as Head of Washington, D.C. Region for Lend Lease Real Estate Investments; and

•	Extensive familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 55 years.

Thomas H. Nolan, Jr.	Served as Trustee since 2015

Thomas H. Nolan, Jr. previously served as Chairman of the Board of Directors and Chief Executive Officer of Spirit Realty Capital, Inc. (NYSE: SRC) from September 2011 until May 2017. Mr. Nolan previously worked for General Growth Properties, Inc. (“GGP”), serving as Chief Operating Officer from March 2009 to December 2010 and as President from October 2008 to December 2010. He also served as a member of the board of directors of GGP from 2005 to 2010. GGP filed for protection under Chapter 11 of the U.S. Bankruptcy Code in April 2009 and emerged from bankruptcy in November ___________

2010._Mr. Nolan was a member of the senior management team that led GGP’s reorganization and emergence from bankruptcy, which included the restructuring of $15.0 billion in project-level debt, payment in full of all of GGP’s pre-petition creditors and the securing of $6.8 billion in equity commitments. From July 2004 to February 2008, Mr. Nolan served as a Principal and Chief Financial Officer of Loreto Bay Company, the developer of the Loreto Bay master planned community in Baja, California. From October 1984 to July 2004, Mr. Nolan held various financial positions with AEW Capital Management, L.P., a national real estate investment advisor, and from 1998 to 2004, he served as Head of Equity Investing and as President and Senior Portfolio Manager of The AEW Partners Funds. Mr. Nolan currently serves on the Board of Directors of RW Holdings NNN REIT. Mr. Nolan brings the following experience, qualifications, attributes and skills to the Board:

•	General business management and strategic planning experience from his service as chief executive of Spirit Realty Capital, Inc. and his previous service with GGP;

•	REIT industry experience from his service as chief executive of Spirit Realty Capital, Inc. and his previous service with GGP;

•	Real estate asset management experience in multiple asset classes from his 20 years with AEW Capital Management, L.P.; and

•	Financial and accounting acumen from his 20 years with AEW Capital Management, L.P. and his previous service with GGP and as chief executive of Spirit Realty Capital, Inc.

Vice Adm. Anthony L. Winns (RET.)	Served as Trustee since 2011

Vice Adm. Anthony L. Winns (RET.) is President, Latin America-Africa Region, Lockheed Martin Corporation (“Lockheed”), a position he has held since January 2013. Between October 2011 and January 2013, Mr. Winns was Vice President, International Maritime Programs, at Lockheed. Between July 2011 and October 2011, Mr. Winns was a defense industry consultant. Mr. Winns retired in June 2011 after 32 years of service in the United States Navy. He served as Naval Inspector General from 2007 to his retirement. From 2005 to 2007, Mr. Winns served as Acting Director and Vice Director of Operations _

on the Joint Chiefs of Staff. From 2003 to 2005, Mr. Winns served as Deputy Director, Air Warfare Division for the Chief of Naval Operations. Prior to 2003, Mr. Winns served in other staff and leadership positions in Washington, D.C., including at the Bureau of Naval Personnel. He also served as commanding officer of several major commands, including the Pacific Patrol/Reconnaissance task force, the USS Essex, an amphibious assault carrier, and a naval aircraft squadron. Mr. Winns also serves as a director on the board of the Navy Mutual Aid Association. Mr. Winns brings the following experience, qualifications, attributes and skills to the Board:

•
General enterprise management and strategic planning experience from his 10 years of service as a commanding officer of various military units (including a naval vessel) and 11 years of service in senior staff positions in the Pentagon;

•
Government contracting experience from his three years of service managing U.S. Navy procurement programs as Deputy Director, Air Warfare Division for the Chief of Naval Operations (Washington REIT is a federal contractor and many of Washington REIT’s largest tenants and potential future tenants are federal contractors);

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Washington, D.C. area defense industry experience from his 16 years of service in staff positions in the Pentagon and current service as President, Latin America-Africa Region, Lockheed Martin Corporation; and

•	General familiarity with D.C. area real estate by virtue of living and working in the Washington, D.C. region for more than 25 years.

Board Governance
Leadership Structure
The Board has concluded that Washington REIT should maintain a Board leadership structure in which either the Chairman or a lead trustee is independent under the rules of the NYSE. As a result, the Board adopted the following Corporate Governance Guideline setting forth this policy:
The Board annually elects one of its trustees as Chairman of the Board. The Chairman of the Board may or may not be an individual who is independent under the rules of the NYSE (and may or may not be the same individual as the Chief Executive Officer). At any time that the Chairman of the Board is not an individual who is independent under the rules of the NYSE, the Board will appoint a Lead Independent Trustee elected by the independent trustees. The current Chairman of the Board is the Chief Executive Officer and is not independent under the rules of the NYSE. Accordingly, the Board has appointed a Lead Independent Trustee. The Lead Independent Trustee has authority to: (i) preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent trustees; (ii) serve as a liaison between the Chairman of the Board and the independent trustees; (iii) approve information sent to the Board; (iv) approve meeting agendas for the Board; (v) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) call meetings of the independent trustees; and (vii) if requested by major shareholders, consult and directly communicate with such shareholders.
The Board believes that the leadership structure described in our Corporate Governance Guidelines is appropriate because it ensures significant independent Board leadership regardless of whether the Chairman is independent under the rules of the NYSE. Currently, our Chairman of the Board, President and Chief Executive Officer is Paul T. McDermott, and Edward S. Civera serves as our Lead Independent Trustee.
The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure for the Board so as to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership and the appropriate Board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent trustees periodically consider the Board’s leadership structure. The Board believes that combining the Chairman and Chief Executive Officer roles is an appropriate corporate governance structure for Washington REIT at this time because it utilizes Mr. McDermott’s extensive experience and knowledge regarding Washington REIT’s business segments while still providing for effective independent leadership of our Board and Washington REIT through a Lead Independent Trustee.
Independence
Under NYSE rules, a majority of the Board must qualify as “independent.” To qualify as “independent,” the Board must affirmatively determine that the trustee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).
The Board has determined that Trustee Nominees, with the exception of Mr. McDermott, and Mr. Nason, our former trustee, are “independent,” as that term is defined in the applicable NYSE listing standards.
Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. As an initial matter, the Board considers actual risk monitoring and management to be a function appropriately delegated to Washington REIT management, with the Board and its committees functioning in only an oversight role. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and the Corporate Governance/Nominating Committee, each of which addresses risks specific to its respective areas of oversight. The Board has adopted a policy delineating the roles of the Board and its various committees in an ongoing risk oversight program for Washington REIT, providing that:

•	the Board will coordinate all risk oversight activities of the Board and its committees, including appropriate coordination with Washington REIT’s business strategy;

•	the Audit Committee will oversee material financial reporting risk and risk relating to REIT non-compliance;

•	the Compensation Committee will oversee financial risk, financial reporting risk and operational risk, in each case arising from Washington REIT’s compensation plans;

•	the Corporate Governance/Nominating Committee will oversee executive succession risk and Board function risk; and

•
the Board will oversee all other material risks applicable to Washington REIT, including operational, cybersecurity, catastrophic and financial risks that may be relevant to Washington REIT’s business.

Under its policy, the Board also involves the Audit Committee in its risk oversight functions as required by applicable NYSE rules.
Meetings
The Board held nine meetings in 2019. During 2019, each incumbent trustee attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which he or she served (during the periods that he or she served). Each of the seven incumbent members of the Board as well as Mr. Nason, the former lead independent trustee, attended the Annual Meeting in person in 2019. The Board does not have a formal written policy requiring trustees to attend the Annual Meeting, although trustees have traditionally attended.
Washington REIT’s trustees who qualify as “non-management” within the meaning of the NYSE rules meet at regularly scheduled executive sessions without management participation. The sessions are presided over by the Lead Independent Trustee. In 2019, the Board met in executive session without the Chairman, President and Chief Executive Officer six times.

Committee Governance
Our Board has three standing committees, an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee. The membership and the function of each of these committees are described below.

	Audit	Compensation	Corporate Governance/Nominating
Benjamin S. Butcher		●	●
William G. Byrnes	●		●
Edward S. Civera	●	●
Ellen M. Goitia	Chair		●
Thomas H. Nolan, Jr.	●	Chair
Vice Adm. Anthony L. Winns		●	Chair
Number of meetings held during 2019	4	4	4
Audit Committee
All members of the Audit Committee are, and were during 2019, “independent” under NYSE rules. The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert, as that term is defined in the rules of the SEC.
The Audit Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually. The Audit Committee’s oversight responsibility includes oversight relating to: (i) the integrity of Washington REIT’s consolidated financial statements and financial reporting process; (ii) Washington REIT’s systems of disclosure controls and procedures, internal control over financial reporting and other financial information provided by Washington REIT; (iii) Washington REIT’s compliance with financial, legal and regulatory requirements; (iv) the annual independent audit of Washington REIT’s financial statements, the engagement and retention of the registered independent public accounting firm and the evaluation of the qualifications, independence and performance of such independent public accounting firm; (v) the performance of Washington REIT’s internal audit function; and (vi) the fulfillment of the other responsibilities of the Audit Committee set forth in its charter.
The Audit Committee assists the Board in oversight of financial reporting, but the existence of the Audit Committee does not alter the responsibilities of Washington REIT’s management and the independent accountant with respect to the accounting and control functions and financial statement presentation. For a more detailed description of the Audit Committee’s duties and responsibilities, please refer to the “Audit Committee Report” below in this Proxy Statement. The Audit Committee’s charter is available on our website, www.washreit.com, under the heading “Investors” and subheading “Corporate Governance - Governance Documents,” and upon written request.
Compensation Committee
All members of the Compensation Committee are, and were in 2019, “independent” under NYSE rules. The Compensation Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually. The Compensation Committee’s responsibilities include, among other duties: (i) discharging responsibilities relating to compensation of Washington REIT’s Chief Executive Officer, other executive officers and trustees, taking into consideration, among other factors, any shareholder vote on compensation; (ii) implementing and administering Washington REIT’s compensation plans applicable to executive officers; (iii) overseeing and assisting Washington REIT in preparing the Compensation Discussion & Analysis for inclusion in Washington REIT’s proxy statement and/or Annual Report on Form 10-K; (iv) providing for inclusion in Washington REIT’s proxy statement a description of the processes and procedures for the consideration and determination of executive officer and trustee compensation; and (v) preparing and submitting for inclusion in Washington REIT’s proxy statement and/or Annual Report on Form 10-K a Compensation Committee Report.
The Compensation Committee’s charter is available on our website, www.washreit.com, under the heading “Investors” and subheading “Corporate Governance - Governance Documents,” and upon written request.
Corporate Governance/Nominating Committee
All members of the Corporate Governance/Nominating Committee are, and were in 2019, “independent” under NYSE rules. The Corporate Governance/Nominating Committee operates pursuant to a charter that was approved by the Board and that is reviewed and reassessed at least annually. The Corporate Governance/Nominating Committee’s responsibilities include, among other duties: (i) to identify and recommend to the full Board qualified candidates for election as trustees and recommend nominees for election as trustees at the annual meeting of shareholders consistent with criteria approved by the Board; (ii) to develop and recommend to the Board a set of corporate governance guidelines applicable to Washington REIT, and implement and monitor such guidelines as adopted by the Board; (iii) to oversee the Board’s compliance with financial, legal and regulatory requirements and its ethics program as set forth in Washington REIT’s Code of Business Ethics and Conduct; (iv) to review and make recommendations to the Board on matters involving the general operation of the Board, including the size and composition of the Board and the structure and composition of Board committees; (v) to recommend to the Board nominees for each Board committee; (vi) to periodically facilitate the assessment of the Board’s performance, as required by applicable law, regulations and NYSE corporate governance listing standards; (vii) to oversee the Board’s evaluation of management; and (viii) to consider corporate governance issues that may arise from time to time and make recommendations to the Board with respect thereto.
The Corporate Governance/Nominating Committee’s charter is available on our website, www.washreit.com, under the heading “Investors” and subheading “Corporate Governance - Governance Documents,” and upon written request.
Trustee Nominee Consideration
Selection Process
The Corporate Governance/Nominating Committee’s process for the recommendation of trustee candidates is described in our Corporate Governance Guidelines. Set forth below is a general summary of the process that the Corporate Governance/Nominating Committee currently utilizes for the consideration of trustee candidates. The Corporate Governance/Nominating Committee may, in the future, modify or deviate from this process in connection with the selection of a particular trustee candidate.

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The Corporate Governance/Nominating Committee develops and maintains a list of potential candidates for Board membership on an ongoing basis. Corporate Governance/Nominating Committee members and other Board members may recommend potential candidates for inclusion on such list. In addition, the Corporate Governance/Nominating Committee, in its discretion, may seek potential candidates from organizations, such as the National Association of Corporate Directors, that maintain databases of potential candidates. Shareholders may also put forward potential candidates for the Corporate Governance/Nominating Committee’s consideration by submitting candidates to the attention of the Corporate Governance/Nominating Committee at our executive offices in Washington, D.C. The Corporate Governance/Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

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The Corporate Governance/Nominating Committee reviews the attributes, skill sets and other qualifications for potential candidates (as discussed below) from time to time and may modify them based upon the Corporate

Governance/Nominating Committee’s assessment of the needs of the Board and the skill sets required to meet those needs.

•
When the Corporate Governance/Nominating Committee is required to recommend a candidate for nomination for election to the Board at an annual or special meeting of shareholders, or otherwise expects a vacancy on the Board to occur, it commences a candidate selection process by reviewing all potential candidates against the current attributes, skill sets and other preferred qualifications to determine whether a candidate is suitable for Board membership. This review may also include an examination of publicly available information and consideration of the NYSE independence requirements, the number of boards on which the candidate serves, the possibility of interlocks, other requirements or prohibitions imposed by applicable laws, regulations or Washington REIT policies and practices, and any actual or potential conflicts of interest. The Corporate Governance/Nominating Committee then determines whether to remove any candidate from consideration as a result of the foregoing review. Thereafter, the Corporate Governance/Nominating Committee determines a proposed interview list from among the remaining candidates and recommends such interview list to the Board.

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Following the Board’s approval of the interview list, the Chairman of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees, interview the potential candidates on such list. After the completion of candidate interviews, the Corporate Governance/Nominating Committee determines a priority ranking of the potential candidates on the interview list and recommends such priority ranking to the Board.

•
Following the Board’s approval of the priority ranking, the Chairman of the Corporate Governance/Nominating Committee or, at his or her discretion, other trustees, contact the potential candidates based on their order in the priority ranking. When a potential candidate indicates his or her willingness to accept nomination to the Board, the recommendation process is substantially complete. Subject to a final review of eligibility under Washington REIT policies and applicable laws and regulations using information supplied directly by the candidate, the Corporate Governance/Nominating Committee then recommends the candidate for nomination.

The Corporate Governance/Nominating Committee’s minimum qualifications and specific qualities and skills required for trustees are also set forth in our Corporate Governance Guidelines. Our Corporate Governance Guidelines currently provide that each trustee candidate, at a minimum, should possess the following attributes: integrity, trustworthiness, business judgment, credibility, collegiality, professional achievement, constructiveness and public awareness. Our Corporate Governance Guidelines also provide that, as a group, the independent trustees should possess the following skill sets and characteristics: financial acumen equivalent to the level of a public company chief financial officer or senior executive of a capital market, investment or financial services firm; operational or strategic acumen germane to the real estate industry; public and/or government affairs acumen; corporate governance acumen, gained through service as a senior officer or director of a publicly-owned corporation or comparable academic or other experience; and diversity in terms of age, race, gender, ethnicity, geographic knowledge, industry experience and expertise, board tenure and culture. Additionally, our bylaws provide that no person shall be nominated for election as a trustee after his or her 72nd birthday, except under circumstances set forth in the bylaws.
Diversity Policy
The Board maintains a policy with regard to consideration of diversity in identifying trustee nominees. Consistent with this policy, the Corporate Governance/Nominating Committee specifically considers diversity as a factor in the selection of trustee nominees. The Board believes that the best decisions can be made when a variety of viewpoints contribute to the process. As noted above, the Board defines diversity in our Corporate Governance Guidelines in terms of age, race, gender, ethnicity, geographic knowledge, industry experience and expertise, board tenure and culture.
The Board and the Corporate Governance/Nominating Committee both assess the diversity policy to be effective insofar as it has been actively incorporated into discussions of the Corporate Governance/Nominating Committee with respect to Board membership occurring since the policy was adopted.

Other Governance Matters
The Board of Trustees is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of Washington REIT and our shareholders and strengthen Board and management accountability.

CORPORATE GOVERNANCE HIGHLIGHTS
WHAT WE DO
✓	Annual Election of Trustees. All of our Trustees stand for election annually
✓
Majority Voting Standard for Trustees with Trustee Resignation Policy. Our bylaws include a majority voting standard for the election of Trustees in uncontested elections. Under our Corporate Governance Guidelines, any incumbent Trustee who fails to receive the required vote for re-election is expected to offer to resign from our Board of Trustees.

✓	Concurrent Shareholder Power to Amend our Bylaws. Our bylaws may be amended by either shareholders or the Board.
✓	Independent Board. Six of our seven Trustees are independent and all members serving on our Audit, Compensation and Corporate Governance/Nominating Committees are independent.
✓
Lead Independent Trustee. Our Lead Independent Trustee ensures strong, independent leadership and oversight of our Board of Trustees by, among other things, presiding at executive sessions of the independent Trustees.

✓	Board Evaluations. Our Corporate Governance/Nominating Committee oversees annual evaluations of our Board and its committees.
✓	Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business.
✓	Code of Ethics. A robust Code of Business Ethics and Conduct is in place for our Trustees, officers and employees.
✓	Clawback Policy. Our Board has voluntarily adopted a formal clawback policy that applies to cash and equity incentive compensation.
✓	Anti-Hedging and Anti-Pledging. Our Trustees, officers and employees are subject to anti-hedging and anti-pledging policies.
✓	Annual Say-on-Pay. We annually submit “say-on-pay” advisory votes to shareholder for their consideration and vote.
✓
Sustainability. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our shareholders. We publish an annual report on the achievement of our sustainability goals.

✓	No Over-boarding. Our Corporate Governance Guidelines limit Trustee membership on other public company boards.
✓	Shareholder-requested Meetings. Our bylaws permit shareholders to request the calling of a special meeting.
✓	No Poison Pill. No Shareholder Rights Plan in effect.
✓	Share Ownership Policy. We maintain a share ownership policy applicable to our trustees and senior officers.
Related Party Transactions Policy
When a reportable related party transaction arises, Washington REIT requires the review and approval of the Audit Committee. The Audit Committee will approve the transaction only if the Audit Committee believes that the transaction is in the best interests of Washington REIT.

Communications with the Board
The Board provides a process for shareholders and other interested parties to send communications to the entire Board or to any of the trustees. Shareholders and interested parties may send these written communications c/o Corporate Secretary, Washington Real Estate Investment Trust, 1775 Eye Street, N.W., Suite 1000, Washington, D.C. 20006. All communications will be compiled by the Corporate Secretary and submitted to the Board or the Lead Independent Trustee on a periodic basis.
Corporate Governance Guidelines
Washington REIT has adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines, as well as the Committee Charters, are available on our website, www.washreit.com, under the heading “Investors” and subheading “Corporate Governance - Governance Documents,” and upon written request.
Code of Business Ethics and Conduct
Washington REIT has adopted a Code of Business Ethics and Conduct that applies to all of its trustees, officers and employees. The Code of Business Ethics and Conduct is available on our website, www.washreit.com, under the heading “Investors” and subheading “Corporate Governance - Governance Documents,” and available upon written request. Washington REIT intends to post on our website any amendments to, or waivers from, the Code of Business Ethics and Conduct promptly following the date of such amendment or waiver.
2019 Trustee Compensation
General
For 2019, our non-employee trustees (other than our Lead Independent Trustee) received an annual retainer of $35,000 plus an additional $1,500 per committee meeting attended. Our Lead Independent Trustee received an annual retainer of $110,000, with no additional compensation for committee meetings attended. Our Chairman does not sit on any of our committees but routinely attends committee meetings in the course of exercising his duties as Chairman. Our Committee Chairs also received additional retainers as follows: Audit Committee, $15,000; Corporate Governance/Nominating Committee, $11,000; and Compensation Committee, $11,000. Audit Committee members were also paid an additional annual retainer of $3,750.

Each of our non-employee trustees also receives an annual $100,000 common share grant, awarded 50% on December 15 of each calendar year and the remaining 50% on the earlier of the annual shareholders meeting date or May 15. The number of common shares is determined by the closing price of the common shares on the date of grant.
Washington REIT has adopted a non-qualified deferred compensation plan for non-employee trustees which was amended and restated effective October 21, 2015. The plan allows any non-employee trustee to defer a percentage or dollar amount of his or her cash compensation and/or all of his or her share compensation. Cash compensation deferred is credited with interest equivalent to the weighted average interest rate on Washington REIT’s fixed-rate bonds as of December 31 of each respective calendar year. A non-employee trustee may alternatively elect to designate that all of his or her annual board retainer and/or all of his or her share compensation be converted into restricted share units (“RSUs”) at the market price of common shares as of the end of the applicable quarter. The RSUs are credited with an amount equal to the corresponding dividends paid on Washington REIT’s common shares. Following a trustee’s separation from service, the deferred compensation plus earnings can be paid in either a lump sum or, in the case of deferred cash compensation only, in installments pursuant to a prior election of the trustee. Compensation deferred into RSUs is paid in the form of shares. Upon a trustee’s death, the trustee’s beneficiary will receive a lump sum payout of any RSUs in the form of shares, and any deferred cash compensation will be paid in accordance with the trustee’s prior election either as a lump sum or in installments. The plan is unfunded and payments are to be made from general assets of Washington REIT.
2020 Trustee Compensation
Following static trustee compensation in 2016, 2017, 2018 and 2019, the Compensation Committee in 2019, with assistance from FPL Associates L.P. (“FPL”), undertook an extensive review of trustee compensation and noted that, in general, trustee compensation ranked below the market median of our peers. As a result of the 2019 review, on February 14, 2020, the Board adopted new trustee compensation arrangements for non-employee trustees, which will take effect immediately following the Annual Meeting. The following is a summary of the updated trustee compensation arrangements:

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Each non-employee trustee will receive an annual retainer of $55,000 in cash and $100,000 in common shares. The equity grant is awarded 50% on December 15 of each calendar year and the remaining 50% on the earlier of the annual shareholders meeting date or May 15 of the following calendar year.

•
Each non-employee trustee who serves as a chair of one of the standing committees of the Board of Trustees, and each non-chair member of a standing committee, will receive an additional retainer as follows:

Committee Chair	Annual Cash Chair Retainer
Audit Committee	$20,000
Compensation Committee	$15,000
Corporate Governance/Nominating Committee	$14,000

Non-Chair Committee Member	Annual Cash Committee Retainer
Audit Committee	$10,000
Compensation Committee	$7,500
Corporate Governance/Nominating Committee	$7,500

•	The Lead Independent Trustee will receive an additional annual retainer of $50,000 in cash.

•	No additional fee will be paid based on Board or committee meeting attendance.
In lieu of receiving their annual retainer in cash, a non-employee trustee may elect to receive the annual retainer in the form of fully vested RSUs.
Trustee Ownership Policy
The Board has adopted a trustee share ownership policy for non-employee trustees. Under the policy, each trustee is required to retain an aggregate number of common shares the value of which must equal at least five times the annual cash retainer.
In order to calculate the required number of shares, the annual cash retainer at the time of a trustee’s election (or, if later, the policy implementation date of July 23, 2014) is multiplied by five, with the resulting product then being divided by the average closing price for the 60 days prior to the date of election (or, if later, the policy implementation date). Each non-employee trustee is required to meet the threshold within five years after their initial election to the Board. Trustees whose initial election was more than five years before the policy implementation date were required to have met their ownership goal on the policy implementation date (and Washington REIT believes all such trustees did, in fact, meet their ownership goal on the policy implementation date).

In order to effectuate the foregoing policy, common shares received by trustees as compensation vest immediately but are restricted in transfer so long as the trustee serves on the Board pursuant to an additional Board-adopted policy. As a result of the foregoing, our Board members may only sell their common shares received as compensation for Board service after the conclusion of their service on the Board. We believe this transfer restriction strongly promotes the alignment of our Board members’ interests with the interests of our shareholders.
Trustee Compensation Table
The following table summarizes the compensation paid by Washington REIT to our non-employee trustees who served on the Board for the fiscal year ended December 31, 2019. All share awards are fully vested (but subject to the transfer restriction noted above). See “Principal and Management Shareholders - Trustee and Executive Officer Ownership” on page 31 for information on each Trustee’s beneficial ownership of shares. Mr. McDermott does not receive any compensation for his service as a member of the Board.

(a)	(b)	(c)	(f)	(h)
Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Change in Pension Value and Deferred Compensation Earnings (3) ($)	Total ($)
Benjamin S. Butcher	$48,500	$99,972	$73	$148,545
William G. Byrnes	50,750	99,972	—	150,722
Edward S. Civera	87,813	99,972	—	187,785
Ellen M. Goitia	59,000	99,972	—	158,972
Charles T. Nason	45,833	49,977	16,397	112,207
Thomas H. Nolan, Jr.	61,750	99,972	—	161,722
Vice Adm. Anthony L. Winns (RET.)	59,500	99,972	—	159,472

(1)
The following trustees elected to receive their respective annual retainer fees in the form of fully vested shares, which election resulted in the following number of fully vested shares being granted during fiscal year 2019: Mr. Butcher, 1,255, and Mr. Byrnes, 1.255, which number of shares were determined using the closing price of the Company’s common shares on the NYSE on the applicable grant date.

(2) Column (c) represents the total grant date fair value of all equity awards computed in accordance with FASB ASC Topic 718.

(3) Represents above market earnings on deferred compensation pursuant to the deferred compensation plan
Executive Officers
In 2019, Washington REIT had four named executive officers (“NEOs”), Messrs. McDermott, Bakke and Riffee and Ms. Fielder. Washington REIT has no executive officers other than our NEOs. On February 14, 2019, Mr. Bakke delivered a notification to our Chairman, President and Chief Executive Officer of his decision to retire from Washington REIT effective March 8, 2019. The following table contains information regarding our NEOs for 2019.

NAMED EXECUTIVE OFFICER	AGE	POSITION
Paul T. McDermott	58	Chairman, President and Chief Executive Officer
Thomas Q. Bakke (1)	65	Executive Vice President and Chief Operating Officer
Stephen E. Riffee	62	Executive Vice President and Chief Financial Officer
Taryn D. Fielder	42	Senior Vice President, General Counsel and Corporate Secretary
(1) Mr. Bakke retired effective March 8, 2019.
Biographical information for Mr. McDermott, who is both an executive officer and a trustee, can be found on page 14. There are no family relationships between any trustee and/or executive officer. There are no reportable related-party transactions.
Current Executive Officers

Stephen E. Riffee
Executive Vice President and Chief Financial Officer

Stephen E. Riffee joined Washington REIT as Executive Vice President and Chief Financial Officer-elect on February 17, 2015. Mr. Riffee then was elected Chief Financial Officer on March 4, 2015. Prior to joining Washington REIT, Mr. Riffee served as Executive Vice President and Chief Financial Officer for Corporate Office Properties Trust ("COPT"), an NYSE office REIT, from 2006 to February 2015. In this role he oversaw all financial functions, including accounting, legal department and information technology at COPT. Between 2002 and 2006, her served as Executive Vice President and Chief ________

Financial Officer for CarrAmerica Realty Corporation, a NYSE-listed office REIT.

Taryn D. Fielder
Senior Vice President, General Counsel and Corporate Secretary

Taryn D. Fielder joined Washington REIT as Senior Vice President, General Counsel and Corporate Secretary in March 2017. Prior to joining Washington REIT, Ms. Fielder served as Senior Vice President and General Counsel of ASB Real Estate Investments (“ASB”), a division of ASB Capital Management, LLC, a U.S. real estate investment management firm, from June 2013 until March 2017. As Senior Vice President and General Counsel, Ms. Fielder served as the principal legal advisor to ASB’s management team. Prior to joining ASB, Ms. Fielder served as Assistant General Counsel of DiamondRock Hospitality

Company, an NYSE-listed REIT, from February 2011 until June 2013. Ms. Fielder was an associate in the Real Estate Group at Hogan & Hartson (now Hogan Lovells) from 2004 until 2011. Prior to joining Hogan & Hartson, Ms. Fielder spent two years with Simpson, Thacher and Bartlett LLP, from 2002 until 2004.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS
Trustee and Executive Officer Ownership
The following table sets forth certain information concerning all common shares beneficially owned as of March 17, 2020 by each trustee, by each of the NEOs and by all current trustees and executive officers as a group. Unless otherwise indicated, the voting and investment powers for the common shares listed are held solely by the named holder and/or the holder’s spouse.

NAME	COMMON SHARES OWNED (3)	PERCENTAGE OF TOTAL
Thomas Q. Bakke (1)	92,519	*
Benjamin S. Butcher	27,932	*
William G. Byrnes	72,356	*
Edward S. Civera	54,672	*
Taryn D. Fielder	38,566	*
Ellen M. Goitia	9,230	*
Paul T. McDermott	351,802	*
Thomas H. Nolan, Jr.	18,988	*
Stephen E. Riffee	99,481	*
Vice Adm. Anthony L. Winns (RET.)	29,052	*
All Current Trustees and Executive Officers as a group (9 persons) (2)	702,079	*

(1)	Mr. Bakke retired effective March 8, 2019. The shares reflected in the table are as of his Section 16 exit filing.

(2)	As a former executive officer, Mr. Bakke is not included in this group.

(3)
Includes common shares issuable, pursuant to vested RSUs, upon the person’s volitional departure from Washington REIT, as follows: Mr. Butcher, 27,932; Mr. Byrnes, 44,461; Mr. Nolan, 17,011; Mr. Winns, 29,052; and all trustees and executive officers as a group, 118,456.

* Less than 1%.

5% Shareholder Ownership
Washington REIT, based upon Schedules 13G filed with the SEC, believes that the following persons beneficially own more than 5% of the outstanding common shares as of March 17, 2020.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENTAGE OF CLASS
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	14,363,528	(1)	17.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,586,929	(2)	15.3%
State Street Corporation One Lincoln Street Boston, MA 02111	4,119,712	(3)	5.0%

(1)
Based upon Schedule 13G/A filed on February 4, 2020. BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 14,126,641 of these shares and sole dispositive power with respect to 14,363,528 of these shares. The Schedule 13G/A further indicates that the following subsidiaries of BlackRock acquired the shares reported on the Schedule 13G/A: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd.

(2)
Based upon Schedule 13G/A filed on February 11, 2020. The Vanguard Group has sole voting power with respect to 159,918 of these shares, shared voting power with respect to 92,197 of these shares, sole dispositive power with respect to 12,427,685 of these shares, and shared dispositive power with respect to 159,244 of these shares. The Schedule 13G/A further indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 67,047 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 185,068 shares as a result of its serving as investment manager of Australian investment offerings.

(3)
Based upon Schedule 13G/A filed on February 14, 2020. State Street Corporation (“State Street”) has shared voting power with respect to 3,277,263 of these shares and shared dispositive power with respect to 4,119,712 of these shares. The Schedule 13G/A further indicated that the following subsidiaries of State Street acquired the shares reported in the Schedule 13G/A: SSGA Funds Management, Inc., State Street Global Advisors Limited (UK), State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co, Ltd., State Street Global Advisors Asia Ltd.,

State Street Global Advisors GmbH, State Street Global Advisors Ireland Limited, and State Street Global Advisors Trust Company.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Description of Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we provide our shareholders, annually, with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers, or NEOs, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This proposal is commonly known as a say-on-pay proposal.
Please review the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” for additional details regarding our executive compensation program. Please note, in particular the portion entitled “CD&A Executive Summary” on page 36 which describes significant components of our executive compensation program and actions taken by the Compensation Committee during and with respect to the 2019 compensation year.
We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that Washington REIT’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Washington REIT’s Proxy Statement for the 2020 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and narrative discussions and the other related tables and disclosure.”
As provided by the Dodd-Frank Act, this vote is advisory, and therefore not binding on Washington REIT, the Board or the Compensation Committee. However, the Board and Compensation Committee value the views of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Voting Matters
Under our bylaws, approval of the say-on-pay proposal requires the affirmative vote of a majority of the votes cast. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of this vote.
Notwithstanding the approval requirements set forth in the previous paragraph, the vote remains advisory, and the Board and Compensation Committee value the opinions of our shareholders regardless of whether approval (as defined in the previous paragraph) is actually obtained.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

COMPENSATION DISCUSSION AND ANALYSIS
CD&A Executive Summary
The primary goals of our executive compensation program are to attract and retain the best executive talent and to align the interests of our executives with those of our shareholders. A summary of some of the key attributes - what we do and what we don’t do - that define our program, are set forth below.
Key Components: The following were key components of our 2019 executive compensation program:

2019 EXECUTIVE COMPENSATION PLAN
WHAT WE DO	WHAT WE DON’T DO
We pay for performance, with the vast majority of any executive officer’s total compensation being based on performance	No single-trigger change in control provisions.

We use multiple performance metrics in our STIP – core FFO per share, leasing targets and same-store NOI growth	We do not provide tax gross-ups with respect to payments made in connection with a change in control

We use TSR – and only TSR – in our LTIP	We do not allow hedging or pledging of our shares

We have implemented a clawback policy applicable to our executives	We do not guarantee minimum STIP or LTIP payouts or annual salary increases

We have robust share ownership guidelines (which apply to executive officers and Trustees)	We do not pay dividends on performance-based restricted shares until the performance period ends

Say-On-Pay Results and Consideration
Because our recent say-on-pay proposals received the approval of a very significant percentage of those shareholders voting (i.e., approval from holders of more than 98%, 96% and 98% of our shareholders who cast votes in 2017, 2018 and 2019, respectively), the Compensation Committee considered such results and did not implement changes to our executive compensation program motivated by the shareholder advisory vote.

On June 1, 2017, the Board determined that, consistent with the Board’s recommendation for the 2017 Annual Meeting and the vote of the shareholders, Washington REIT will hold future say-on-pay votes on an annual basis until the next required vote regarding frequency of “say-on-pay” votes is conducted in 2023.
Compensation Objectives and Components
We believe that the primary goal of executive compensation is to attract and retain the best executive talent and align the interests of our executive officers with those of our shareholders. We think attracting and retaining executive talent is imperative to creating long-term value for our shareholders. We believe that providing salaries that fairly reward executives for their value to the organization is a critical base element of compensation. We view performance-based compensation as a means to further motivate and reward our executives for achievement of our financial objectives. As a result, a substantial portion of our executive compensation program is performance-based.
In 2019, our executive compensation program primarily consisted of base salary, our short-term incentive plan (the “STIP”) and our long-term incentive plan (the “LTIP”). The STIP consisted of annual cash and restricted share awards. The LTIP consisted of awards of unrestricted shares and restricted shares. The additional components of our executive compensation program are described below under “- Other Executive Compensation Components.”
The Compensation Committee makes compensation decisions after careful analysis of performance information and market compensation data. In developing our executive compensation program, the Compensation Committee established the following compensation guidelines:

•	executive base salaries should generally approximate the median, but there should also be flexibility to address particular individual circumstances that might require a different result, and

•
total direct compensation should result in pay levels consistent with the 75th percentile of our peer group only in circumstances where management has achieved “top level performance” in operational performance and strategic initiatives.

An executive’s salary and total direct compensation are not mechanically set to be a particular percentage of the peer group average. Instead, the Compensation Committee reviews the executive’s compensation relative to the peer group to help the Compensation Committee perform its overall analysis of the compensation opportunity for each executive. Peer group data is not used as the determining factor in setting compensation because (1) the executive’s role and experience within the Company may be different from the officers at the peer companies, (2) the compensation for officers at the peer companies may be the result of over- or under-performance and (3) the Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular executive should be based on its members’ own business judgment with respect to the compensation opportunity for each executive, taking into account advice from FPL, as noted below.
Role of Compensation Consultant and Peer Group Analysis
The Compensation Committee engaged the services of FPL, as an independent executive compensation consultant, to provide advice and counsel in carrying out its duties. FPL provided the Compensation Committee with market data on executive pay practices and levels.
The Compensation Committee worked with FPL to develop a comparative group of peer companies and conduct a market analysis of executive compensation practices and pay levels based on this group. The Compensation Committee used the 11-company peer group set forth below for this purpose. Due to Washington REIT’s unique property-type diversification and geographic focus, it is difficult to construct a peer group that matches Washington REIT’s exact business model; however, the Compensation Committee, with FPL’s consultation, believes the 11 companies identified below are suitable peers as they (i) operate in one or more of Washington REIT’s existing real estate segments and (ii) are self-advised and internally managed. FPL compared the compensation of Washington REIT’s NEOs listed in the Summary Compensation Table on page 72 to the compensation of similarly situated executives employed by companies in the most recent National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) compensation survey and the 11 peer companies. The 11-company peer group set forth below will also be utilized for 50% of the relative total shareholder return components of the LTIP for periods that commenced on January 1, 2020, as described below on page 48.

Acadia Realty Trust	Cousins Properties Incorporated	Lexington Realty Trust
Brandywine Realty Trust	Highwoods Properties, Inc.	Mack-Cali Realty Corporation
Columbia Property Trust	JBG Smith Properties	Piedmont Office Realty Trust, Inc.
Corporate Office Properties Trust	Kite Realty Group Trust

FPL’s data compared the compensation of Washington REIT officers based on base salary and total direct compensation, which included base salary, annual incentive compensation and an annualized present value of long-term incentive compensation. The Compensation Committee considers the amount and mix of base and variable compensation by referencing, for each executive level and position, the prevalence of each element and the level of compensation that are provided in the market based on the FPL comparison analysis.
The Compensation Committee takes into account current financial performance in its evaluation of executive compensation. In particular, as it pertains to 2019, the Compensation Committee took into account current financial performance, represented by core FFO per share, leasing targets and same-store NOI growth, in determining payouts under the STIP. The Compensation Committee does not delegate any of its principal functions or responsibilities.
Role of Executives
The Compensation Committee believes management input is important to the overall effectiveness of Washington REIT’s executive compensation program. The Compensation Committee believes the advice of an independent consultant should be combined with management input and the business judgment of the Compensation Committee members to arrive at a proper alignment of compensation philosophy, programs and practices.
The President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer are the management members who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on aligning compensation strategies with our business strategy and on how well our compensation programs appear to be working.

Base Salary
The base salaries for our NEOs, as determined by our Compensation Committee for our President and Chief Executive Officer and by our President and Chief Executive Officer for our Executive Vice Presidents and Senior Vice President, which have been static since July of 2016, were as follows.

Position (1)	Name	2019	2018	2017
Chief Executive Officer	Paul T. McDermott	$650,000	$650,000	$650,000
Executive Vice President	Stephen E. Riffee	425,000	425,000	425,000
Senior Vice President	Taryn D. Fielder (2)	325,000	325,000	325,000

(1)	As described below, Thomas Q. Bakke served as Executive Vice President during a portion of 2019 at a base salary of $425,000 per annum. Mr. Bakke retired effective March 8, 2019.

(2)	Ms. Fielder joined Washington REIT as Senior Vice President, General Counsel and Corporate Secretary on March 29, 2017.
The Compensation Committee, acting in consultation with FPL, reviews and approves salary recommendations annually based on the considerations described above. The 2019 compensation for each of our NEOs was determined based on a review of publicly disclosed compensation packages of executives of other public real estate companies and was intended to ensure that executive salaries generally approximate the median of the peer group.

The targeted compensation by component for our CEO and all other NEOs in 2019 was as follows:

Short-Term Incentive Plan (STIP)
Plan Summary
Under the STIP, as in effect for 2019, executives are provided the opportunity to earn awards, payable 50% in cash and 50% in restricted shares, based on achieving various performance objectives within a one-year performance period. The cash component of the award is paid following completion of the one-year performance period. The restricted shares are subject to a ratable vesting schedule that runs for three years from the January 1 following completion of the one-year performance period. The table below sets forth each executive’s total award opportunity under the STIP for the achievement of threshold, target and high performance requirements. While the plan structure is evaluated by the Compensation Committee annually, these award opportunities, which are stated as a percentage of base salary, have remained unchanged since 2014.

	Cash Component (50%)			Restricted Share Component (50%)
	Threshold	Target	High	Threshold	Target	High
President and Chief Executive Officer	58%	113%	195%	58%	113%	195%
Executive Vice President	48%	93%	160%	48%	93%	160%
Senior Vice President	35%	65%	115%	35%	65%	115%
For 2019, overall STIP performance is evaluated on the following performance goals and weightings:
Financial Goals (75%)
The financial goals component of the STIP is comprised of the following three metrics:

•	Core funds from operations (FFO) per share;

•	Achievement of Leasing Targets (hereinafter defined); and

•	Same-store net operating income (NOI) growth.
As previously disclosed, the Compensation Committee amended the STIP in March 2019 to replace the use of a core FAD performance metric with a Leasing Target performance metric.

Our performance under these metrics is judged by the Compensation Committee in the aggregate and their aggregate weighting equals 75%. The Compensation Committee establishes guideline expectations for each performance metric but does not establish specific target, threshold or high performance levels underlying the aggregate financial performance goals.
At the completion of the one-year performance period, fulfillment of our financial performance goals is evaluated in the aggregate by the Compensation Committee in its discretion (taking into account absolute performance, performance relative to other companies in the industry, challenges faced by Washington REIT and/or positive external circumstances that may have beneficially impacted Washington REIT’s performance, input from the Board and a written presentation on satisfaction of such financial performance goals provided by the President and Chief Executive Officer). At the conclusion of the performance period, the Compensation Committee evaluates aggregate financial goal performance on a scale of below 1 (below threshold), 1 (threshold), 2 (target) or 3 (high). If the Compensation Committee determines that achievement of the aggregate financial goal performance fell between threshold and high, the portion of the award dependent on the aggregated financial performance goal is determined by linear interpolation (with an associated payout level in between threshold and target performance levels, or target and high performance levels, as applicable). If achievement of the aggregate financial goal performance falls below threshold level (i.e., rated by the Compensation Committee below a level of 1), the portion of the award that is dependent on aggregate financial goal performance will not be paid.
“Core FFO” is calculated by adjusting NAREIT FFO (as defined below) for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs and severance expense related to corporate restructuring and related to executive retirements or resignations, (4) property impairments, casualty gains or losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other real estate investment trusts (“REITs”).
In its 2018 NAREIT FFO White Paper Restatement, NAREIT defines NAREIT FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity REITs because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.
“Leasing Target” means the aggregate annual leasing target amount (measured in square feet of leasing space) as approved by the Compensation Committee for a given performance period with respect to our office and retail properties.
“Same-store portfolio NOI growth” is the change in the NOI (as defined below) of the same-store (also as defined below) portfolio properties from the prior reporting period to the current reporting period. “NOI” is a non-GAAP measure defined as real estate rental revenue less real estate expenses. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment, casualty gains or losses, and gain or loss on extinguishment of debt. “Same-store” portfolio properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We define “development” properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.
Individual Goals (25%)

At the completion of the one-year performance period, fulfillment of individual goals is evaluated by the Compensation Committee in its discretion with respect to the President and Chief Executive Officer and by the President and Chief Executive Officer in his discretion with respect to all other executives (this carries a 25% weighting). At the conclusion of the one-year performance period, the Compensation Committee or the President and Chief Executive Officer, as applicable, evaluates performance on a scale of 1 (threshold), 2 (target) or 3 (high). If achievement of individual goals falls below threshold level, the portion of the award that is dependent on individual goals will not be paid.
The financial and individual performance goals are re-evaluated on an annual basis as to their appropriateness for use with respect to the subject performance period and in subsequent annual programs under the STIP based on any potential future changes in business goals and strategy.
Vesting and Payment
With respect to the 50% of the STIP award payable in restricted shares, the restricted shares (1) vest as to one-third of the shares on each of the first three anniversaries of the last day of the performance period, over a three-year period commencing on the January 1 following the end of the one-year performance period, (2) consist of a number of shares determined by dividing the dollar amount payable in restricted shares by the closing price per share on January 1 following the performance period (or, if not a trading day, the first trading day thereafter), and (3) are issued within 2 1/2 months of the end of the one-year performance period. The restricted shares are awarded out of and in accordance with Washington REIT’s 2016 Omnibus Incentive Plan. Washington REIT pays dividends currently on the restricted shares described in this paragraph. Because the restricted shares under the STIP will only be issued after the one-year performance period has ended, no dividends will be paid on restricted shares until the actual performance has been achieved.
If, during the three-year vesting period for the restricted shares described in the previous paragraph, the executive’s employment is terminated by Washington REIT without Cause, or the executive resigns for Good Reason, Retires, dies or becomes subject to a Disability while employed by Washington REIT, or a Change in Control occurs, the restricted shares awarded under the STIP will immediately vest. “Cause,” “Good Reason,” “Retire,” “Disability” and “Change in Control” have the meanings set forth in the STIP. With respect to the 50% of the award payable in cash under the STIP, 100% of such cash portion is payable within 2 1/2 months of the end of the performance period. The executive can elect to defer 100% of the cash portion pursuant to Washington REIT’s Deferred Compensation Plan for Officers. If the executive makes such election, the cash is converted to RSUs and Washington REIT will match 25% of deferred amounts in RSUs. The executive is required to be employed on the last day of the performance period to be entitled to receive an STIP award, subject to the following exceptions. If during the performance year, the executive’s employment is terminated by Washington REIT without Cause, or the executive resigns for Good Reason, Retires, dies or becomes subject to a Disability while employed by Washington REIT, the executive will receive an award under the STIP calculated based upon actual results for the full one-year performance period, but the award will be prorated based on the period of employment during the one-year performance period through the date of such event and the portion of the award paid in restricted shares will immediately vest. If a Change in Control occurs during the one-year performance period, the performance goals under the STIP will be prorated based on the period of time during the one-year performance period through the date of the Change in Control, the executive will receive an award under the STIP that is prorated based on the period of employment during the one-year performance period through the date of the Change in Control and the portion of the award paid in restricted shares will immediately vest.
STIP Determinations by Compensation Committee
In the case of core FFO per share, Leasing Targets and same-store NOI growth objectives, management proposed guidelines for measuring threshold, target and high performance levels based on Washington REIT’s business projection and budget materials. These guidelines were then extensively reviewed by the Compensation Committee (together with the Board) and subsequently approved. The resulting approved guidelines for each of the financial goals across threshold, target, and high performance levels under the STIP are presented in the table below, along with the 2019 actual results recognized by the Compensation Committee:

	Threshold	Target	High	Final Results Recognized by the Committee
Core FFO per share	$1.67	$1.70	$1.73	$1.71
Leasing Targets	531,250 s.f.	625,000 s.f.	687,500 s.f.	1,133,800 s.f.
Same-store NOI growth	-1.95%	-1.20%	-0.45%	-0.20%
In making its assessment of the performance of financial goals, the Compensation Committee noted that actual performance with respect to core FFO per share slightly exceeded the target performance level, actual performance with respect to Leasing Targets exceeded the high performance level, and actual performance with respect to same-store NOI growth exceeded the high performance level. In recognition of this overall performance, the Compensation Committee determined a combined score of 2.78 for the financial goals (75% weighting) portion of the STIP (on a scale of 1 to 3, with 3 being the highest level of achievement). In determining such combined score, the Compensation Committee made no subjective adjustments to its scoring of core FFO per share, Leasing Targets or same-store NOI growth.
In the case of the individual objectives (25% weighting) portion of the STIP, the Compensation Committee reviewed and determined the performance of Mr. McDermott and Mr. McDermott reviewed and determined the performance of each of the other executives. With respect to the Compensation Committee’s determination of Mr. McDermott’s performance, the Compensation Committee took into account the recycling of proceeds from the sale of a portion of the retail portfolio into more multifamily assets, which was conducted as part of a 1031 exchange in order to manage tax gains, the disposition of Quantico Corporate Center and 1776 G Street, successful execution of the capital plan, including strengthening the balance sheet by raising equity and paying down secured debt, and continuing operational improvements within Washington REIT. With respect to Mr. McDermott’s determination of the performance of the other executives, Mr. McDermott took into account the performance in 2019 of each executive in leading his or her respective department and Washington REIT as a whole and in contributing to the financial and operational accomplishments of Washington REIT. The final determinations of the Compensation Committee and Mr. McDermott with respect to individual performance are reflected in the actual payout amounts for 2019 under the STIP as presented in the Summary Compensation Table and related footnotes within this Proxy Statement.
Based on the results outlined above, the Compensation Committee approved the following awards under the STIP in 2019.

	Target 2019 STIP Award (Value)	Actual 2019 STIP Award (Value)
President and Chief Executive Officer	$1,469,000	$2,356,250
Executive Vice President	790,500	1,264,375
Senior Vice President	422,500	674,375
At the request of the Compensation Committee, an internal audit was performed to review management’s calculations for the STIP to confirm that they comply with the STIP. This internal audit was then presented to the Compensation Committee for its review and acceptance.

Long-Term Incentive Plan (LTIP)
Plan Summary
Under the LTIP, as in effect for 2019, executives are provided the opportunity to earn awards based on achieving TSR performance objectives across a three-year performance period, which, if earned, are payable 75% in unrestricted shares and 25% in restricted shares. The LTIP is a “rolling” plan, with a new three-year performance period commencing on January 1 of each year. Each executive’s total award opportunity under the LTIP, stated as a percentage of base salary, for the achievement of threshold, target and high performance requirements is set forth in the table below:

	Threshold	Target	High
President and Chief Executive Officer	80%	150%	270%
Executive Vice President	50%	95%	170%
Senior Vice President	40%	80%	140%
For purposes of calculating award payouts at the conclusion of each three-year performance period, the level of salary is determined for each executive as of the beginning of the applicable performance period. Each TSR goal is measured over a three-year performance period based on a share price determination made at the beginning and end of the performance period and dividends paid with respect to the common shares during the performance period. For purposes of calculating total shareholder return metrics, the “starting price” equals the average closing price for the 20-trading day period beginning on the first trading day of the performance period. The “ending price” equals the average closing price for the 20-trading day period beginning on the first trading day after the end of the performance period for performance periods that commenced before January 1, 2016, and the average closing price for the last 20 trading days of the performance period for performance periods commencing on or after January 1, 2016. LTIP performance is evaluated on both of the following TSR performance goals and weightings:
Absolute TSR - 50% (for the performance period that commenced on January 1, 2017 only)
For absolute TSR, threshold, target and high performance levels are 6%, 8% and 10%, respectively, over the performance period (calculated on a compounded, annualized basis). If absolute TSR falls between 6% and 8% or between 8% and 10%, absolute TSR will be rounded to the closest TSR percentage in increments of 0.5% (e.g., 8.3% will be rounded to 8.5%) and the portion of the LTIP award that is dependent upon TSR will be determined by linear interpolation. If absolute TSR falls below the applicable threshold level, the portion of the award that is dependent on such goal will not be paid.

Relative TSR (FTSE NAREIT Diversified Index) - 50% - (for performance periods that commenced on or after January 1, 2018)
For performance periods that commenced on or after January 1, 2018, the absolute TSR metric was replaced with a relative TSR metric for which relative return is compared against that of the companies comprising the FTSE NAREIT Diversified Index.
Threshold, target and high performance levels for relative TSR measures are the 33rd, the 51st and the 76th percentiles, respectively. If relative TSR falls between the these percentiles, the actual relative TSR performance level is to be determined by linear interpolation (with an associated payout level in between threshold and target performance levels, or target and high performance levels, as applicable). If relative TSR falls below the applicable threshold level, the portion of the award that is dependent on such goal will not be paid.
Relative TSR (Peer Group) - 50%
For relative TSR, Washington REIT’s TSR performance will be measured over the applicable performance period against a peer group of companies selected by the Compensation Committee, after consultation with its independent compensation consultant, at the beginning of the performance period. Prior to determining performance for an applicable period, the Compensation Committee will remove companies from the peer group for such period that cease to be peer group companies as a result of acquisitions, divestitures and other similar actions.
For the performance periods that commenced on each of January 1, 2020 and January 1, 2019, Washington REIT’s relative TSR performance will be measured over the performance period against the 11-company peer group set forth above under “Role of Compensation Consultant and Peer Group Analysis,” and a copy of which is also set forth below.

Acadia Realty Trust	Cousins Properties Incorporated	Lexington Realty Trust
Brandywine Realty Trust	Highwoods Properties, Inc.	Mack-Cali Realty Corporation
Columbia Property Trust	JBG Smith Properties	Piedmont Office Realty Trust, Inc.
Corporate Office Properties Trust	Kite Realty Group Trust

For the performance period that commenced on January 1, 2018, Washington REIT’s relative TSR performance will be measured over the performance period against the 12-company peer group set forth below.

Acadia Realty Trust	Cousins Properties Incorporated	Kite Realty Group Trust
Brandywine Realty Trust	Education Realty Trust, Inc.	Lexington Realty Trust
Columbia Property Trust	Highwoods Properties, Inc.	Mack-Cali Realty Corporation
Corporate Office Properties Trust	JBG Smith Properties	Piedmont Office Realty Trust, Inc.
For the performance period that commenced on January 1, 2017, Washington REIT’s relative TSR performance will be measured over the performance period against the 13-company peer group set forth below.

Brandywine Realty Trust	Equity One, Inc.	Lexington Realty Trust
Cedar Realty Trust	First Potomac Realty Trust	Liberty Property Trust
Columbia Property Trust	First Industrial Realty Trust, Inc.	Mack-Cali Realty Corporation
Corporate Office Properties Trust	Highwoods Properties, Inc.	Piedmont Office Realty Trust, Inc.
Cousins Properties Incorporated
Vesting and Payment
The LTIP awards are payable 75% in unrestricted shares and 25% in restricted shares, and are awarded out of and in accordance with Washington REIT’s 2016 Omnibus Incentive Plan. These unrestricted shares and restricted shares are to (1) in the case of the restricted shares only, vest over a one-year period commencing on the January 1 following the end of the three-year performance period, (2) consist of an aggregate number of shares determined by dividing the dollar amount payable in unrestricted shares and restricted shares by the closing price per share on such January 1 and (3) be issued within 2 1/2 months of the end of the three-year performance period. Washington REIT must pay dividends currently on the restricted shares described above in this paragraph. Because restricted shares under the LTIP will only be issued after the three-year performance period has ended, no dividends will be paid on restricted shares until the actual performance has been achieved.
If, during the one-year vesting period for the restricted shares described in the previous paragraph, the executive’s employment is terminated by Washington REIT without Cause, or the executive resigns for Good Reason, Retires, dies or becomes subject to a Disability while employed by Washington REIT, or a Change in Control occurs, the restricted shares awarded under the LTIP will immediately vest. “Cause,” “Good Reason,” “Retire,” “Disability” and “Change in Control” have the meanings set forth in the LTIP. The executive is required to be employed on the last day of the performance period to be entitled to receive an LTIP award, subject to the following exceptions. If during the three-year performance period, the executive’s employment is terminated by Washington REIT without Cause, or the executive resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by Washington REIT, the executive will receive an award under the LTIP calculated based on actual levels of achievement as of the date of such event, but the award will be prorated based on the period of employment during the three-year performance period through the date of such event and the award will immediately vest. If a Change in Control occurs while the executive was employed by Washington REIT during the three-year performance period, the executive will receive an award calculated in a similar manner as described in the immediately preceding sentence (provided, however, that the award would not be prorated based on the period of employment during the performance period through the date of such event) and the award would immediately vest. In all of the foregoing cases, payment of the award would be accelerated.
The grant date fair values for the LTIP awards for 2019 are presented in the Summary Compensation Table and related footnotes within this Proxy Statement.
LTIP Determinations by Compensation Committee
With respect to TSR goals under the LTIP, the Compensation Committee reviewed the total shareholder return calculations against LTIP metrics with respect to the award opportunity, which had a three-year performance period ending on December 31, 2019. As noted above, for the absolute TSR goal, the threshold, target and high performance levels were 6%, 8% and 10% total shareholder return over the performance period (calculated on a per annum basis). As of the end of the performance period, Washington REIT’s absolute total shareholder return for the period was calculated to be 1.13%. As a result, pursuant to the terms of the LTIP, no award was made with respect to the absolute TSR goal since absolute total shareholder return for the period did not meet the threshold performance level.
For the relative TSR goal for the three-year period ending on December 31, 2019, Washington REIT’s TSR performance was measured over the performance period against the company peer group utilized by the Compensation Committee as of the beginning of such period, with peer companies that were no longer in existence being removed from the peer group when performance was measured. Threshold, target and high performance levels for relative TSR were the 33rd, the 51st and the 76th percentiles, respectively. As of the end of the performance period, Washington REIT’s relative TSR ranked at the 36th percentile. As a result, pursuant to the terms of the LTIP, the Compensation Committee made awards with respect to the relative TSR goal calculated based on such achievement.

2020 Compensation Decisions
The Company has generally maintained the same compensation program for a number of years - the STIP awards, as percentages of base salary, have remained unchanged since 2014 and the LTIP awards, as a percentage of base salary, have remained the same since 2011. Commencing in 2020, and in light of the Company’s evolving strategy, the Compensation Committee has decided to adjust its pay program to better align executive pay with market practices. As such, the Compensation Committee made a number of changes to the 2020 executive compensation program, most notably making adjustments to place a larger emphasis towards the LTIP and multi-year performance and away from the STIP and short-term performance. The following chart highlights these compensation changes, which are also discussed in more detail below.

The charts below show the target compensation mix between the 2019 program and the new 2020 program in order to better depict the change in how the amount of compensation previously tied to the STIP has shifted to the LTIP.

2019 Program

CEO
Base
21.0%
Target STIP
Cash
23.7%
Target STIP
Restricted
Shares
23.7%
Target LTIP
31.5%

2020 Program

CEO
Base
20.0%
Target STIP Cash
25.0%
Target LTIP
55.0%

2019 Program

Other
NEOs
Base
28.6%
Target STIP Cash
23.1%
Target STIP
Restricted
Shares
23.1%
Target LTIP
25.3%

2020 Program

Other
NEOs
Base
28.1%
Target STIP Cash
22.7%
Target LTIP
49.2%

Please note: Mr. Bakke has been excluded from the Other NEO charts as he retired from the Company effective March 8, 2019.
2020 Base Salary
On February 14, 2020, the Board approved the following base salaries for our NEOs for 2020.

Position	Name	2020 Base Salary
Chief Executive Officer	Paul T. McDermott	$750,000
Executive Vice President	Stephen E. Riffee	450,000
Senior Vice President	Taryn D. Fielder	350,000
Also on February 14, 2020, the Board adopted an amendment and restatement of the STIP (the “2020 Amended and Restated STIP”) and the LTIP (the “2020 Amended and Restated LTIP”). Upon adoption by the Board, each of the 2020 Amended and Restated STIP and the 2020 Amended and Restated LTIP became effective for the performance periods beginning January 1, 2020.

Short-Term Incentive Compensation
Under the 2020 Amended and Restated STIP, all NEOs will have the opportunity to receive an annual cash bonus based on the achievement of certain performance measures that will be established for each performance period. Each year, the Compensation Committee will establish the threshold, target and high performance goals for each performance measure, as well as the weighting attributable to each such performance measure, with the aggregate weighting for all such performance measures to total 100%. Such performance measures will consist of one or more financial performance measures and, if determined by the Compensation Committee, individual performance measures.
Upon or following completion of a performance period, the degree of achievement of each financial performance measure will be determined by the Compensation Committee. The degree of achievement of any individual financial performance measures will be determined by the Compensation Committee in its discretion with respect to the Chief Executive Officer, and by the Chief Executive Officer or other immediate supervisor in his or her discretion with respect to all other participants (subject to final approval by the Compensation Committee), and the Compensation Committee will evaluate the degree of achievement of the individual performance measures on a scale of below 1 (below threshold), 1 (threshold), 2 (target) or 3 (high) or any fractional number between 1 and 3.
Each participant’s total award under the 2020 Amended and Restated STIP with respect to a performance period will be stated as a percentage of the participant’s annual base salary determined as of the first day of that performance period, which percentage will depend upon the participant’s position and the degree of achievement of threshold, target, and high performance goals for the performance period which, except as otherwise determined by the Compensation Committee, will be as set forth in the table below:

	Threshold	Target	High
President and Chief Executive Officer	63%	125%	188%
Executive Vice President	48%	93%	160%
Senior Vice President	35%	65%	115%
If a Change in Control (as defined in the 2020 Amended and Restated STIP) occurs during a performance period while the participant is employed, the participant will receive a prorated award under the 2020 Amended and Restated STIP calculated based on the actual levels of achievement of the prorated performance goals as of the date of the Change in Control. If during the performance period, the executive’s employment is terminated by Washington REIT without Cause, or the executive resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by Washington REIT, the executive will receive an award under the 2020 Amended and Restated STIP but the award will be prorated based on the period of employment during the performance period.
Long-Term Incentive Compensation
Under the 2020 Amended and Restated LTIP, all NEOs will have the opportunity to receive awards based on (i) the achievement of performance measures, which will be established for each performance period, and (ii) continued employment with the Company. The aggregate weighting for the performance measures and the time-based measures, as determined by the Compensation Committee, will total 100%. The performance measures will consist of one or more shareholder return measures and one or more strategic measures. The awards earned under the 2020 Amended and Restated LTIP, if any, will be payable in our common shares of beneficial interest. Each participant’s total award under the 2020 Amended and Restated LTIP with respect to a performance period will be stated as a percentage of the participant’s annual base salary determined as of the beginning of that performance period, which percentage will depend upon the participant’s position and the degree of achievement of threshold, target, and high performance goals for the performance period which, except as otherwise determined by the Compensation Committee, will be as set forth in the table below:

	Threshold	Target	High
President and Chief Executive Officer	198%	275%	440%
Executive Vice President	143%	200%	295%
Senior Vice President	100%	143%	207%
Any time-based awards under the 2020 Amended and Restated LTIP will be subject to a three-year vesting schedule, with the award vesting in one-third increments on each December 15 of the applicable performance period if the participant remains employed by the Company on each of such dates. The 2020 Amended and Restated LTIP provides that following a performance period, 100% of any performance-based award will vest immediately upon grant.
Each year, the Compensation Committee will establish performance goals for each performance measure. Upon or following completion of a performance period, the degree of achievement of each performance measures will be determined by the Compensation Committee it its discretion.

If a Change in Control (as defined in the 2020 Amended and Restated LTIP) occurs during a performance period while the participant is employed, the 2020 Amended and Restated LTIP provides that all time-based awards which are unvested will become vested, and the participant will receive the shareholder return measure-based awards calculated using the date of the Change in Control, and the strategic measure-based awards will be calculated at target. If during the performance period, the executive’s employment is terminated by Washington REIT without Cause, or the executive resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by Washington REIT, the executive will receive an award under the 2020 Amended and Restated LTIP but the award will be prorated based on the period of employment during the performance period.
Other Executive Compensation Components
CEO Employment Matters
Employment Letter
On August 20, 2013, Washington REIT announced that it had selected Mr. McDermott to be its new President and Chief Executive Officer and had entered into an employment letter specifying the terms of his employment. The employment letter specified that Mr. McDermott’s annual base salary would initially be $500,000. After December 31, 2014, the Board agreed to review his base salary on an annual basis and may increase it in its discretion. In connection with entering into the employment letter, Mr. McDermott was awarded 21,000 restricted common shares on his start date, which was October 1, 2013. These shares were agreed to vest in equal installments of 7,000 shares each over a three-year period while he remains employed, on the first, second and third anniversary dates of his start date. As of October 1, 2016, all of these shares had vested. Under the employment letter, effective January 1, 2014, Mr. McDermott became eligible to participate in the STIP and LTIP at the Chief Executive Officer level, in accordance with the terms of the STIP and the LTIP, as they may be amended by the Board for all participating employees generally from time to time.
The employment letter provided that Mr. McDermott is entitled to an automobile allowance of $14,000 per year and reimbursement of up to $15,000 for legal expenses for reviewing the employment letter. The employment letter also entitles Mr. McDermott to a 401(k) match and participation in our supplemental executive retirement plan (“SERP”). The employment letter requires Mr. McDermott to protect the confidentiality of Washington REIT confidential information and comply with Washington

REIT’s stock ownership guidelines described below in this Proxy Statement. It further provided that he would enter into the form of indemnification agreement entered into by and between Washington REIT and its other officers and Board members.
The employment letter provides that either Mr. McDermott or Washington REIT may terminate the employment relationship at any time for any lawful reason, with or without Cause, Good Reason (as defined below) or notice. If Mr. McDermott’s employment is terminated without Cause or he terminates for Good Reason, he would receive the following severance benefits, payable in installments according to Washington REIT’s payroll cycle, and pro-rata portions of any STIP and LTIP values as determined by the applicable plans, provided that he signs Washington REIT’s standard separation agreement and general release. If Mr. McDermott were to be terminated without Cause or for Good Reason, he would receive 12 months of base salary.
Under the employment letter, “Cause” means commission of a felony or crime of moral turpitude; conduct in the performance of duties that is illegal, dishonest, fraudulent or disloyal; breach of any fiduciary duty owed to Washington REIT; any action or inaction that constitutes a material breach of the employment letter that is not cured to Washington REIT’s reasonable satisfaction within 30 days of receipt of written notice advising of such material breach; or gross neglect of duty that is not cured to Washington REIT’s reasonable satisfaction within 30 days of receipt of written notice advising of such gross neglect. “Good Reason” means a material diminution in base salary or a material diminution in overall base compensation earning potential that is not agreed to by the employee (other than due to failure to achieve performance-based measures), a material diminution in authority, duties or responsibilities, a material change in geographic location at which the employee is employed, or any action or inaction by Washington REIT that constitutes a material breach of the employment letter, provided the employee gives written notice within 90 days after the condition providing the basis for such Good Reason first exists and such Good Reason has not been corrected or cured within 30 days after Washington REIT has received written notice of the employee’s intent to terminate his employment for Good Reason and specifying in detail the basis for such termination.

June 2017 Equity Award
On June 1, 2017, the Board approved a one-time equity award to Mr. McDermott to recognize Mr. McDermott’s significant contribution to Washington REIT’s performance and to further incentivize Mr. McDermott’s continued service to Washington REIT. The Board based its decision on the recommendation of the Compensation Committee. The Compensation Committee recognized, among other things, that Mr. McDermott has been a key component of Washington REIT’s improved performance since the date he joined Washington REIT. During Mr. McDermott’s tenure with Washington REIT through the date of the award, total shareholder return was approximately 50.7%. Additionally, the Compensation Committee considered that Mr. McDermott’s departure would significantly disrupt Washington REIT and its performance. The Compensation Committee, after consultations with FPL, and after considering Mr. McDermott’s performance as well as his current level of compensation relative to peer company compensation, recommended approval of a one-time equity award in the form of 100,000 restricted shares of Washington REIT. The Compensation Committee recognized the importance of incentivizing continued long-term service to Washington REIT and structured the award so that all 100,000 restricted shares do not vest until the fifth anniversary of the grant date, at which time 100% of the restricted shares will vest, subject to Mr. McDermott’s continued employment with Washington REIT until such vesting date. Based on the closing price of Washington REIT’s stock on the grant date, the value of the award was $3,261,000. The restricted shares were granted out of and in accordance with Washington REIT’s 2016 Omnibus Incentive Plan. The Compensation Committee does not expect the one-time equity award to be a recurring portion of Mr. McDermott’s compensation.
CFO Employment Letter
On January 18, 2015, Washington REIT entered into an employment letter with Mr. Riffee specifying the terms of his employment. Pursuant to Mr. Riffee’s employment letter, Mr. Riffee participates in Washington REIT’s executive compensation program, including the STIP and LTIP, at the Executive Vice President level, with the following modifications: (1) Mr. Riffee’s base annual salary was $400,000 per annum (rather than $350,000), (2) his participation in the STIP and LTIP took effect as of January 1, 2015, and (3) his STIP target was 175% (rather than 186%), split evenly between the cash component of 87.5% and the restricted share component of 87.5%. Mr. Riffee was also awarded 5,287 RSUs valued at $150,000, granted under Washington REIT’s 2007 Omnibus Long-term Incentive Plan, on his first date of employment. These 5,287 RSUs are fully vested.

For 2015 and 2016, Mr. Riffee’s threshold, target and high award opportunities under the STIP for each of the cash component and the restricted share component were determined by the Compensation Committee to be 42%, 87.5% (as noted above) and 140%, respectively. Mr. Riffee’s threshold, target and high award opportunities under the LTIP were determined by the Compensation Committee to be 44%, 95% and 149%, respectively. Effective January 1, 2017, the separate award opportunities for Mr. Riffee under the STIP and LTIP were eliminated so that all Executive Vice Presidents now have the same LTIP and STIP opportunities, including under the 2020 Amended and Restated STIP and 2020 Amended and Restated LTIP.
COO Employment Letter
On April 5, 2014, Washington REIT entered into an employment letter with Mr. Bakke specifying the terms of his employment. Pursuant to Mr. Bakke’s employment letter, Mr. Bakke was awarded $100,000 in RSUs, granted under Washington REIT’s 2007 Omnibus Long-term Incentive Plan, on his first date of employment. These 4,151 RSUs are fully vested. Mr. Bakke retired effective March 8, 2019. See - "Separation Agreement" for additional information.
General Counsel Employment Letter
On April 5, 2017, Washington REIT entered into an employment letter with Ms. Fielder specifying the terms of her employment. Pursuant to Ms. Fielder’s employment letter, Ms. Fielder was awarded $75,000 in RSUs, granted under Washington REIT’s 2016 Omnibus Incentive Plan, on her first date of employment, which was March 29, 2017. These 2,431 RSUs are subject to vest in five equal installments over a five-year period, on the first, second, third, fourth and fifth anniversaries of such date.
Supplemental Executive Retirement Plan
Because the Internal Revenue Code of 1986 (the “Code”) limits the benefits that would otherwise be provided by our qualified retirement programs, Washington REIT provides a SERP for the benefit of the NEOs. This plan was established in November 2005 and is a defined contribution plan under which, upon a participant’s termination of employment from Washington REIT for any reason other than cause (as defined in the SERP), the participant will be entitled to receive a benefit equal to the participant’s accrued benefit times the participant’s vested interest. A participant’s benefit accrues over years of service. Washington REIT makes contributions to the plan on behalf of the participant ranging from 9% to 17% of base salary. The exact contribution percentage is based on the participant’s current age and service such that, at age 65, the participant could be expected to have an accumulation (under assumptions made under the plan) that is approximately equal to the present value of a life annuity sufficient to replace 40% of his or her final three year average salary. Vesting generally occurs based on a minimum of 10 years of service or upon death, total and permanent disability, involuntary discharge other than for cause, or retirement or voluntary termination if the participant does not engage in prohibited competitive activities during the two-year period after such retirement or voluntary termination.
Washington REIT accounts for this plan in accordance with Accounting Standards Codification (“ASC”) 710, Compensation - General and ASC 320, Investments - Debt and Equity Securities, whereby the investments are reported at fair value, and unrealized holding gains and losses are included in earnings. For the years ended December 31, 2019, 2018 and 2017, Washington REIT recognized current service cost of $206,000, $259,000 and $251,000, respectively.
Severance Plan
On August 4, 2014, the Board and Compensation Committee adopted an Executive Officer Severance Pay Plan to provide specified benefits to executive officers in the event of their termination of employment from Washington REIT. Under the severance plan, in the event of a qualifying termination of employment of an executive officer, the executive officer will be entitled to receive severance pay in accordance with the following matrix:

Weeks of Severance Pay
	Base Salary
Years of Service	$170K but less than $225K	$225K or more
Less than 1	12	14
1-4	16	18
5	18	20
6	20	22
7	22	24
8	24	26
9	26	28
10	28	30
11	30	32
12	32	34
13	34	36
14	36	38
15	38	40
16	40	42
17	42	44
18	44	46
19	46	48
20	48	50
21	50	52
22 or more	52	52
In addition to the severance pay set forth above, under the severance plan each executive officer will also be entitled to receive a severance benefit comprised of an ongoing payment from Washington REIT equal to the employer portion of current medical, dental and vision elections for the period of severance (or, if less, the applicable Consolidated Omnibus Budget Reconciliation Act (“COBRA”) payment). Any severance pay and severance benefits described above will be subject to applicable payroll and tax withholding.
Under the severance plan, for an executive officer to be eligible for severance pay and severance benefits, the termination of such executive officer must be by Washington REIT without “Cause” (as defined in the severance plan) or by resignation of the executive officer for “Good Reason” (as defined in the severance plan). Washington REIT also has the discretion under the severance plan to pay severance pay and benefits in other involuntary termination scenarios and to pay supplemental severance pay. In all cases, the executive officer must execute and not revoke Washington REIT’s standard form of separation agreement applicable to executive officers in order to receive severance pay and benefits. Washington REIT will be required to make the severance payment in a lump sum on or before March 15 of the calendar year following the calendar year in which the executive officer is terminated, but such portion of the payments (if any) that would constitute deferred compensation under Section 409A of the Code will not be paid until at least six months after the executive officer’s termination if the executive officer is also a

“specified employee” under the provisions of the Code. The severance pay and severance benefits under the severance plan are in addition to, and not in lieu of, any applicable equity vesting, acceleration of payment or other benefits that may exist under the LTIP, the STIP, the SERP and other compensation plans. If the executive officer is entitled to severance payments under a change in control agreement with Washington REIT, then the executive officer will not also receive payment under the severance plan. In addition, for the President and Chief Executive Officer, he will be entitled to the severance payments under the severance plan or his employment letter with Washington REIT, whichever is greater. The severance plan defines participating executive officers to be officers at the level of President and Chief Executive Officer, Executive Vice President or Senior Vice President.
Deferred Compensation Plan
Beginning in 2007, Washington REIT adopted a plan that allows officers to voluntarily defer salary and STIP awards. The plan allows any officer to defer a percentage or dollar amount of his or her salary and/or his or her STIP awards. The amounts deferred are not included in the officer’s current taxable income and, therefore, are not currently deductible by us. Salary deferrals are credited during the year with earnings based on the weighted average interest rate on Washington REIT’s fixed rate bonds as of December 31 of each calendar year. STIP awards are deferred as RSUs, with a 25% match of RSUs on the deferred amount. The 25% match vests in full after three years. The RSUs are credited with an amount equal to the corresponding dividend paid on Washington REIT’s common shares. Participants may elect to defer receipt of payments to a specified distribution date that is at least three years from the first day of the year to which the salary deferred related or, if applicable, at least five years from any previously designated distribution date. If a participant has not elected to further defer a distribution beyond the original designated distribution date, then payment will commence upon the earliest of (1) the original specified distribution date, (2) the date the participant terminates employment from Washington REIT, (3) the participant’s death, (4) the date the participant sustains a total and permanent disability, or (5) a change in control. Amounts deferred into RSUs will be paid in the form of shares. The plan is unfunded and payments are to be made from general assets of Washington REIT.
Change in Control Termination Agreements
The change in control agreements with the NEOs discussed below provide for continuation of payments and benefits by Washington REIT in the event of termination due to a “change in control” (as defined in these agreements). The basic rationale for these change in control protections is to diminish the potential distractions due to personal uncertainties and risks that inevitably arise when a change in control is threatened or pending.

The termination benefits payable in connection with a change in control require a “double trigger,” which means that (1) there is a “change in control” (as that term is defined in the applicable agreement) and (2) after the change in control, the covered NEO’s employment is “involuntarily terminated” by Washington REIT or its successor not for “cause” (as both terms are defined in the applicable agreement), but including a termination by the executive because his duties, responsibilities or compensation are materially diminished, within 24 to 36 months of the change in control (as such period is specified in the covered NEO’s agreement). In addition, if one of the foregoing terminations of employment occurs in the 90-day period before the change in control, the termination will be presumed to be due to the change in control unless Washington REIT can demonstrate to the contrary. A double trigger was selected to enhance the likelihood that an executive would remain with Washington REIT after a change in control because the executive would not receive the continuation of payments and benefits if he or she voluntarily resigned after the change in control. Thus, the executive is protected from actual or constructive dismissal after a change in control and any new controlling party or group is better able to retain the services of a key executive.
The formula to calculate the change in control benefit is similar for each of the NEOs, with the variable being whether the benefit will be paid for 24 or 36 months. The formula is as follows:
A. A continuation of base salary at the rate in effect as of the termination date for a period based on the levels below:

Executive Position	Period
Chief Executive Officer	36 months
Executive Vice Presidents	24 months
Senior Vice Presidents	24 months
B. Payment of an annual bonus for each calendar year or partial calendar in which the NEO receives salary continuation as described above, in an amount equal to the average annual short-term incentive plan compensation received during the three years prior to the involuntary termination.
C. Payment of the full cost to continue coverage under Washington REIT’s group health insurance plan pursuant to COBRA for the period of time the NEO receives salary continuation up to a maximum of 18 months or until the NEO obtains other comparable coverage, whichever is sooner.

D. Immediate vesting in all unvested common share grants, RSUs, performance share units and dividend equivalent units granted to the NEO under Washington REIT’s 2007 Omnibus Long-Term Incentive Plan or Washington REIT’s 2016 Omnibus Incentive Plan and immediate vesting in the deferred compensation plans.
In addition to our change in control agreements, our STIP and LTIP (and 2020 Amended and Restated STIP and 2020 Amended and Restated LTIP) each provide for particular awards to be made in the event of a change in control that occurs during the performance period under each such plan. These awards are described in further detail under the headings “Short-Term Incentive Plan (STIP)” and “Long-Term Incentive Plan (LTIP)” above. For further information on Change of Control payments, see “Potential Payments upon Change in Control” on page 79.
Separation Agreement
In February 2019, Washington REIT announced the retirement of Thomas Q. Bakke, which took effect on March 8, 2019. In connection therewith, on February 15, 2019, the Company and Mr. Bakke entered into a Separation Agreement and General Release (as amended, the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Bakke became fully vested in his entire account under the Company’s SERP. Additionally, under the Separation Agreement, the Company fully accelerated the vesting of all of Mr. Bakke’s outstanding equity-based awards under the Company’s 2016 Omnibus Incentive Plan, as amended from time to time, and the Company’s 2007 Omnibus Long-Term Incentive Plan, that were unvested as of the date of his retirement. In addition, Mr. Bakke received those portions of his outstanding awards as calculated and delivered in accordance with the terms of the Company’s LTIP as of the date of his retirement. Pursuant to the Separation Agreement, Washington REIT agreed to a general release of claims against the officer, and the officer agreed to a general release of claims against Washington REIT. The Separation Agreement also contains confidentiality and non-solicitation obligations and other customary provisions. The Separation Agreement also contained a one-year non-compete.
Perquisites
NEOs participate in other employee benefit plans generally available to all employees on the same terms. In addition, the NEOs are provided with supplemental life insurance and in some cases granted an automobile allowance and/or provided an executive physical. The Compensation Committee believes that these benefits are reasonable and consistent with its overall compensation program to better enable Washington REIT to attract and retain key employees. For more information on specific benefits and perquisites, see the footnotes to the Summary Compensation Table.

Policies Applicable to Executives
Clawback Policy
Washington REIT has adopted a clawback policy with respect to the return (clawback) from executive officers of incentive compensation. The policy states that, with respect to any incentive awards granted after March 20, 2013, the Board will have the right to seek to recoup all or any portion of the value of such awards in the event of a material restatement of Washington REIT’s financial statements covering any of the three fiscal years preceding the payment of an award which results from fraud or misconduct committed by a recipient of such award. The Board may seek recoupment from any award recipient whose fraud or misconduct gave rise or contributed to the restatement. The value with respect to which recoupment may be sought will be determined by the Board. Further, it is the intention of the Board that, to the extent that the final clawback provisions adopted by the SEC and the NYSE differ from the foregoing policy, the foregoing policy will be amended to conform to the final provisions.
Hedging Prohibition Policy
To prevent speculation or hedging in our shares by trustees, officers or employees, Washington REIT has adopted a policy prohibiting hedging. The policy states that Washington REIT strictly prohibits any trustee, officer or employee from engaging in any type of hedging or monetization transactions to lock in the value of his or her Washington REIT share holdings. Such transactions, while allowing the holder to own Washington REIT shares without the full risks and rewards of ownership, potentially separate the holder’s interest from those of the other Washington REIT shareholders. Therefore, no Washington REIT trustee, officer or employee is permitted to purchase or sell any derivative securities relating to Washington REIT shares, such as exchange-traded options to purchase or sell Washington REIT shares, or other financial instruments that are designed to hedge or offset any decrease in the market value of Washington REIT shares (including but not limited to prepaid variable forward contracts, equity swaps, collars and exchange funds).
Margin Loan Prohibition Policy
Washington REIT maintains a policy that no executive officer may take a margin loan for which Washington REIT’s shares are used, directly or indirectly, as collateral for the loan. Such persons are also prohibited from otherwise pledging Washington REIT securities as collateral for a loan agreement.

Executive Ownership Policy
The Compensation Committee believes that common share ownership allows our executives to better understand the viewpoint of shareholders and incentivizes them to enhance shareholder value by aligning their interests with shareholders’ interests. To that end, in 2010, the Compensation Committee and Board adopted a formal share ownership policy. The share ownership policy requires each executive to retain an aggregate number of common shares having a market value at least equal to a specified multiple of such executive’s annual base salary (determined as of each executive’s date of hire). The applicable multiples of base salary required to be held are as follows:

Title	Multiple of Base Salary
Chief Executive Officer and President	3.0x
Executive Vice Presidents	2.0x
Senior Vice Presidents	1.0x
The policy requires that each executive attain the applicable share ownership level set forth above within five years after his or her date of employment with Washington REIT. The aggregate number of common shares required to be held by each executive is determined based on the market value of common shares over the 60 trading days prior to the date of such hiring or promotion, as applicable. Once established, an executive’s common share ownership goal will not change because of changes in his or her base salary or fluctuations in Washington REIT’s common share price. The policy also contains additional terms and conditions, including an interim ownership requirement for executives during the transition period to the full requirements.
The multiples of base salary reflected in the share ownership guidelines above were determined by the Compensation Committee based on the recommendation of the Hay Group (the Compensation Committee’s consultant at the time the share ownership guidelines were adopted), which had presented the Compensation Committee with a survey of share ownership requirements in the peer group utilized by the Compensation Committee for 2010 compensation and a survey of share ownership practices of large public companies.
Tax Deductibility of Executive Compensation
As a result of the Tax Cuts and Jobs Act, effective January 1, 2018, Section 162(m) of the Code generally disallows a tax deduction to public companies for individual compensation in excess of $1 million paid to its chief executive officer, chief financial officer, and each of its three other most highly compensated executive officers (including individuals who formerly held these positions), in any taxable year unless such compensation is covered by the grandfather rule for certain items of compensation paid pursuant to a written binding contract that was in effect on November 2, 2017. Following shareholder approval of our 2016 Omnibus Incentive Plan and prior to January 1, 2018, the benefits under our short-term incentive and long-term incentive plans were able to qualify as “performance based” under Section 162(m) and therefore were eligible to be exempt from the $1 million deduction limitation as “performance based” compensation. To the extent that compensation paid to Washington REIT’s executive officers is subject to and does not qualify for deduction under Section 162(m), Washington REIT is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives relative to their performance. Washington REIT believes that it must maintain the flexibility to take actions that may not qualify for tax deductibility under Section 162(m) if it is deemed to be in the best interests of Washington REIT.
Compensation Committee Matters
The Compensation Committee is responsible for approving executive compensation decisions and making recommendations to the Board. The Compensation Committee is also responsible for approving and making recommendations to the Board with respect to other employee compensation and benefit plan matters. In addition, the Compensation Committee is required to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable SEC rules and regulations.
The Compensation Committee is comprised of at least three and no more than six independent members of the Board (as the term “independent” is defined in the applicable listing standards of the New York Stock Exchange). The current Compensation Committee charter was adopted on October 18, 2017. A copy of the Compensation Committee Charter can be found on our website at www.washreit.com, under the heading “Investors” and subheading “Corporate Governance - Governance Documents.” Among other matters, the Compensation Committee charter provides the Compensation Committee with the independent authority to retain and terminate any compensation consulting firms or other advisors to assist in the evaluation of trustee, Chief Executive Officer and other executive compensation.

The Compensation Committee meets at least once annually or more frequently as circumstances require. Each meeting allows time for an executive session in which the Compensation Committee and outside advisors, if requested, have an opportunity to discuss all executive compensation issues without members of management being present.
Compensation Consultant Matters
Pursuant to the Compensation Committee charter, the decision to retain an independent consultant (as well as other advisors) is at the sole discretion of the Compensation Committee, and any such independent consultant works at the direction of the Compensation Committee. In establishing 2019 executive compensation levels and adjustments to the 2020 executive compensation levels, the Compensation Committee Chairman worked with FPL to determine the scope of work to be performed to assist the Compensation Committee in its decision-making processes. In conducting its work on 2019 executive compensation levels for the Compensation Committee, FPL also interacted with other members of the Compensation Committee, the Lead Independent Trustee, the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer.
As noted above, FPL provided the Compensation Committee with competitive pay analysis regarding both the broader market (including the NAREIT survey) and a group of public REITs. FPL attended Compensation Committee meetings and, upon request by the Compensation Committee, executive sessions to provide advice and counsel regarding decisions facing the Compensation Committee.
The Compensation Committee has reviewed its relationship with FPL to ensure that FPL is independent from management. This review process includes a review of the services FPL provides, the quality of those services, and fees associated with the services during the fiscal year, as well as consideration of the factors impacting independence that are set forth in NYSE rules.
Compensation Policies and Risk Management
The Compensation Committee members evaluate the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee members focus primarily on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, they also consider other Washington REIT employees operating in decision-making capacities. The Compensation Committee believes that because of the following there is a low likelihood that our compensation policies and practices would encourage excessive risk-taking:
RISK MITIGATION FACTORS

•	The executive compensation program contains a mix of salary, cash bonus and long-term equity-based compensation with a heavier weighting on long-term equity commencing in 2020.

•	Each of the LTIP and STIP (including as amended in 2020) are based upon pre-existing measures which are set at the beginning of the applicable performance period.

•	The STIP and LTIP (including as amended in 2020), collectively, utilize a balanced variety of performance measures, including financial and non-financial performance measures.

•	The STIP and LTIP (including as amended in 2020) contain reasonable award opportunities that are capped at appropriate maximum levels.

•	The Compensation Committee retains discretion under the STIP (including as amended in 2020) with respect to total awards.

•	Washington REIT adopted a share ownership policy by which each executive is required to maintain a multiple of his or her base salary in common shares.

•	Washington REIT adopted a “clawback” policy by which the Board has the right to seek to recoup all or any portion of the value of incentive awards.
We believe this combination of factors encourages prudent management of Washington REIT. In particular, by structuring our compensation programs to ensure that a considerable amount of the wealth of our executives is tied to our long-term health, we believe we discourage executives from taking risks that are not in the Company’s long-term interest.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised of Chairman Nolan and Messrs. Butcher, Civera and Winns. The Compensation Committee was responsible for making decisions and recommendations to the Board with respect to compensation matters. There are no Compensation Committee interlocks and no Washington REIT employee serves on the Compensation Committee.
Compensation Committee Report
The Compensation Committee of Washington REIT has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2020 Annual Meeting of Shareholders.
SUBMITTED BY THE COMPENSATION COMMITTEE:
Thomas H. Nolan, Jr., Compensation Committee Chairman
Benjamin S. Butcher, Compensation Committee Member
Edward S. Civera, Compensation Committee Member
Vice Adm. Anthony L. Winns (RET.), Compensation Committee Member

COMPENSATION TABLES

Summary Compensation Table
The Summary Compensation Table has been prepared to comply with the disclosure requirements of the SEC. The Summary Compensation Table sets forth the compensation paid for 2019, 2018 and 2017 to each of our “NEOs” (who are the executive officers set forth in the Summary Compensation Table) and includes as compensation for the indicated year all incentive compensation awards granted in that year (although the awards were made with respect to performance in other years). For an alternative view that we believe more accurately reflects incentive compensation received for a given year, we urge you to refer to the Total Direct Compensation Table on page 74.

(a)	(b)	(c)	(e)	(g)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation (5) ($)	All Other Compensation (6) ($)	Total ($)
Paul T. McDermott	2019	$650,000	$1,886,378	$1,178,125	$160,754	$3,875,257
President and Chief	2018	650,000	1,892,157	848,250	158,590	3,548,997
Executive Officer	2017	650,000	4,857,079 (4)	1,235,000	153,705	6,895,784

Thomas Q. Bakke (1)	2019	89,059	—	—	19,218	108,277
Executive Vice President and	2018	425,000	911,341	455,813	86,579	1,878,733
Chief Operating Officer	2017	425,000	793,259	661,938	84,418	1,964,615

Stephen E. Riffee	2019	425,000	898,532	632,188	92,421	2,048,141
Executive Vice President and	2018	425,000	911,341	455,813	92,246	1,884,400
Chief Financial Officer	2017	425,000	764,920	661,938	91,868	1,943,726

Taryn D. Fielder (2)	2019	325,000	520,287	337,188	48,033	1,230,508
Senior Vice President, General	2018	325,000	454,855	246,188	47,858	1,073,901
Counsel and Corporate Secretary	2017	242,500	199,927	277,238	28,784	748,449

(1)	Mr. Bakke retired effective March 8, 2019.

(2)	Ms. Fielder became Senior Vice President, General Counsel and Corporate Secretary on March 29, 2017.

(3)	Column (e) represents the total grant date fair value of all equity awards computed in accordance with FASB ASC Topic 718.

(4)
Mr. McDermott received a one-time equity award on June 1, 2017, which had a grant date fair value of $3,261,000. Per the terms of the award, none of the restricted shares vest until the fifth anniversary of the grant date (i.e., June 1, 2022), subject to Mr. McDermott's continued employment with Washington REIT until such vesting date.

(5)
The NEOs’ non-equity incentive plan compensation for 2019, 2018 and 2017, which is reported in this table, was determined by the Compensation Committee at its meetings on February 4, 2020 (subject to management’s affirmation of Washington REIT’s final financial performance for the applicable period), February 5, 2019 and February 6, 2018, respectively. For 2019, 2018 and 2017, the cash award was paid in February of 2020, 2019 and 2018, respectively. The payments were recorded as expenses for the year to which they relate.

(6)
For 2019, the amounts shown in column (i) include the life insurance premiums paid by us for group term life insurance, our match for each individual who made 401(k) contributions, auto allowances, SERP contributions, membership dues and parking. The table below shows the components of “All Other Compensation” for 2019:

Name	Life Insurance ($)	401(k) Company Match ($)	Auto Allowances ($)	SERP Contributions ($)	Membership Dues ($)	Parking ($)	Total ($)
Mr. McDermott	$17,915	$9,800	$14,000	$110,496	$1,740	$6,803	$160,754
Mr. Bakke (1)	—	2,125	1,667	13,314	411	1,701	19,218
Mr. Riffee	4,906	9,800	6,100	64,812	—	6,803	92,421
Ms. Fielder	1,046	9,800	—	30,384	—	6,803	48,033

(1)	Mr. Bakke retired effective March 8, 2019.

Total Direct Compensation Table
The SEC’s calculation of total compensation, as shown in the 2019 Summary Compensation Table set forth on page 72, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by an NEO in a particular year. To supplement the SEC-required disclosure, we have included the additional table below, which shows the equity incentive compensation awards that were actually received with respect to the applicable year, not the year in which the award was made.

(a)	(b)	(c)	(e)	(g)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Direct Compensation ($)
Paul T. McDermott	2019	$650,000	$1,619,917	$1,178,125	$160,754	$3,608,796
President and Chief Executive	2018	650,000	966,758	848,250	158,590	2,623,598
Officer	2017	650,000	4,720,844 (4)	1,235,000	153,705	6,759,545

Thomas Q. Bakke (1)	2019	89,059	—	—	19,218	108,277
Executive Vice President and	2018	425,000	519,474	455,813	86,579	1,486,866
Chief Operating Officer	2017	425,000	745,107	661,938	84,418	1,916,463

Stephen E. Riffee	2019	425,000	827,437	632,188	92,421	1,977,046
Executive Vice President and	2018	425,000	519,474	455,813	92,246	1,492,533
Chief Financial Officer	2017	425,000	759,672	661,938	91,868	1,938,478

Taryn D. Fielder (2)	2019	325,000	446,596	337,188	48,033	1,156,817
Senior Vice President, General	2018	325,000	280,567	246,188	47,858	899,613
Counsel and Corporate Secretary	2017	242,500	313,312	277,238	28,784	861,834

(1)	Mr. Bakke retired effective March 8, 2019.
(2)     Ms. Fielder became Senior Vice President, General Counsel and Corporate Secretary on March 29, 2017.

(3)
These amounts differ substantially from the amounts reported as Stock Awards in column (e) in the Summary Compensation Table required under SEC rules and are not a substitute for the amounts reported in the Summary Compensation Table. Total Direct Compensation in this table represents: (1) total compensation, as determined under applicable SEC rules and as set forth in column (j) in the Summary Compensation Table on page 72, minus (2) the aggregate fair value of equity awards as re flected in the Stock Awards column (e) in the Summary Compensation Table, plus (3) incentive compensation awards that were actually received with respect to the applicable performance year.

(4)
Mr. McDermott received a one-time equity award on June 1, 2017, which had a grant date fair value of $3,261,000. Per the terms of the award, none of the restricted shares vest until the fifth anniversary of the grant date (i.e., June 1, 2022), subject to Mr. McDermott’s continued employment with Washington REIT until such vesting date.

Grants of Plan-Based Awards
The following table presents information regarding grants made to the NEOs during 2019 under Washington REIT’s STIP and LTIP.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Paul T. McDermott	1/1/2019				$520,000	$975,000	$1,755,000			$919,620	(4)
	2/14/2019							37,269	(3)	966,758
	2/14/2019	377,000	734,500	1,267,000

Thomas Q. Bakke (1)

Stephen E. Riffee	1/1/2019				212,500	403,750	722,500			379,058	(4)
	2/14/2019							20,026	(3)	519,474
	2/14/2019	204,000	395,250	680,000

Taryn D. Fielder	1/1/2019				130,000	260,000	455,000			239,720	(4)
	2/14/2019							10,816	(3)	280,567
	2/14/2019	113,750	211,250	373,750

(1)	Mr. Bakke retired effective March 8, 2019 and received no grants during 2019.

(2)
The amounts shown in columns (c), (d) and (e) reflect the threshold, target and maximum payment levels for 2019 under the 50% cash STIP component which were established on March 18, 2019 and amended on each of March 22, 2019 and October 16, 2019. The actual cash bonuses received by each of the named executive officers for performance in 2019, paid in 2020, are set out in column (g) of the Summary Compensation Table.

(3)
Amounts represent performance-based restricted share awards pursuant to the STIP for the performance period commencing January 1, 2018 and concluding December 31, 2018 that vest over three years, with one-third vesting on December 31, 2019, 2020 and 2021.

(4)
Amounts represent LTIP awards based on achievement of performance objectives over a three-year performance period (commencing January 1, 2019 and concluding December 31, 2021). For performance below threshold levels, no incentives will be paid pursuant to the program, and the maximum award will only be paid if actual performance meets or exceeds the high level of performance. The award will be paid out in a number of unrestricted shares and restricted shares that vest over a one-year period commencing on January 1 following the end of the performance period, with the total number of restricted and unrestricted shares issued determined by dividing the dollar amount payable by the closing price per share on January 1 or if such January 1 is not a trading day, the first trading day following such January 1.

For unvested and vested restricted shares, an amount equal to the dividends granted on the shares is paid at the same time dividends on common shares are paid.

Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2019, including the vesting dates for the portion of these awards that had not vested as of that date.

(a)	(g)	(h)		(i)	(j)
		Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul T. McDermott (1)	141,133	$4,118,261	(5)	—	—

Thomas Q. Bakke (2)	—	—		—	—

Stephen E. Riffee (3)	21,751	634,694		—	—

Taryn D. Fielder (4)	12,350	360,373		—	—

(1)
Mr. McDermott’s share awards listed in column (g) vest according to the following schedule: 28,710 shares are scheduled to vest on December 31, 2020; 12,423 are scheduled to vest on December 31, 2021; and 100,000 shares are scheduled to vest on June 1, 2022.

(2)
Mr. Bakke retired effective March 8, 2019. Under his Separation Agreement, the Company fully accelerated the vesting of all of Mr. Bakke’s equity-based awards that were outstanding as of March 8, 2019.

(3)
Mr. Riffee’s share awards listed in column (g) are scheduled to vest according to the following schedule: 15,076 shares vested on December 31, 2020; and 6,675 shares scheduled to vest on December 31, 2021.

(4)
Ms. Fielder’s share awards listed in column (g) vest according to the following schedule: 486 shares vested on March 29, 2020; 7,287 shares scheduled to vest on December 31, 2020; 486 shares are scheduled to vest on March 29, 2021; 3,605 shares scheduled to vest on December 31, 2021; and 486 shares are scheduled to vest on March 29, 2022.

(5)
Mr. McDermott received a one-time equity award on June 1, 2017, which had a market value of $3,112,000. Per the terms of the award, none of the restricted shares vest until the fifth anniversary of the grant date (i.e., June 1, 2022), subject to Mr. McDermott's continued employment with Washington REIT until such vesting date.

2019 Option Exercises and Stock Vested
The following table sets forth the value realized by our NEOs in 2019 upon the vesting of common share awards in 2019. None of our NEOs had outstanding options or exercises of options in 2019.

	(d)	(e)
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Paul T. McDermott	43,807	$1,298,381
Thomas Q. Bakke (1)	40,161	1,094,387
Stephen E. Riffee	22,395	661,731
Taryn D. Fielder	8,999	266,921
(1)    Mr. Bakke retired effective March 8, 2019.
(2)     Value received on vesting is based on the closing price of Washington REIT shares on the applicable vesting date.
Supplemental Executive Retirement Plan
The following table presents information regarding the contributions to and earnings on the NEOs’ SERP balances during 2019 as of December 31, 2019.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul T. McDermott	$—	$110,496	$161,923	$—	$854,259
Thomas Q. Bakke (1)	—	13,314	49,201	—	307,985
Stephen E. Riffee	—	64,812	85,051	—	420,647
Taryn D. Fielder	—	30,384	13,984	—	95,061

(1)	Mr. Bakke retired effective March 8, 2019.

(2)	The amounts reflected in this column are reported as compensation for the last completed fiscal year in the Summary Compensation Table.

(3)
The amounts reflected in this column are not included in the Summary Compensation Table because they do not constitute “above-market” or “preferential” earnings, as those terms are defined in SEC Regulation S-K 402(c)(2)(viii)(B).

Potential Payments upon Change in Control
Washington REIT has entered into change in control agreements with the NEOs that entitle them to continuation of compensation and other benefits from Washington REIT if Washington REIT is subject to a change in control, the NEO’s employment with Washington REIT or its successor is terminated by Washington REIT or its successor, other than for “cause,” or by the NEO for “good reason” and such termination occurs within 24 or 36 months of the change in control. The formula to calculate the change in control benefit is similar for each of the NEOs, with the variable being whether the benefit will be paid for 24 or 36 months. The formula is as follows:

1.	Continuation of annual base salary at the rate in effect as of the termination date for a period of 24 or 36 months from the date of termination.

2.
Payment of an annual bonus for each calendar year or partial calendar in which the NEO receives salary continuation as described above, in an amount equal to the average annual STIP compensation received during the three years prior to the involuntary termination.

3.
Payment of the full cost of COBRA continuation coverage for the period of time in which salary continuation pursuant to the change in control agreement is paid, up to a maximum of 18 months or until the NEO obtains other comparable coverage, whichever is sooner.

4.	Immediate vesting in all unvested common share grants and RSUs granted to the NEO under Washington REIT’s LTIP and immediate vesting in the SERP and deferred compensation plans.

The following table lists the estimated amounts to which each of the NEOs would have become entitled had their employment with Washington REIT terminated on December 31, 2019, under the circumstances described above.

Name	Benefit	Without Cause / For Good Reason ($)	For Cause / Without Good Reason ($)	Death or Disability ($)	Upon Change in Control ($) (4)
Paul T. McDermott	Cash Severance	$650,000	$—	$—	$8,472,750
	Unvested Equity Awards (1)	6,593,184	—	6,593,184	6,593,184
	Unvested SERP	854,259	—	854,259	854,259
	Total Value of Benefits	$8,097,443	$—	$7,447,443	$15,920,193

Thomas Q. Bakke (2)

Stephen E. Riffee	Cash Severance	$147,115	$—	$—	$3,183,252
	Unvested Equity Awards	1,653,728	—	1,653,728	1,653,728
	Unvested SERP	420,647	—	420,647	420,647
	Total Value of Benefits	$2,221,490	$—	$2,074,375	$5,257,627

Taryn D. Fielder	Cash Severance	$112,500	$—	$—	$1,913,168	(3)
	Unvested Equity Awards	1,002,494	—	1,002,494	1,002,494
	Unvested SERP	95,061	—	95,061	95,061
	Total Value of Benefits	$1,210,055	$—	$1,097,555	$3,010,723

(1)
Mr. McDermott received a one-time equity award on June 1, 2017, which had a grant date fair value of $3,261,000, which would vest immediately upon a change in control. Per the terms of the award, none of the restricted shares vest until the fifth anniversary of the grant date (i.e., June 1, 2022), subject to Mr. McDermott’s continued employment with Washington REIT until such vesting date.

(2)
Mr. Bakke retired effective March 8, 2019. Pursuant to his Separation Agreement, Mr. Bakke waived all rights to future compensatory payments from the Company, including those contingent upon a change in control.

(3)
Ms. Fielder became Senior Vice President, General Counsel and Corporate Secretary on March 29, 2017. As such, her 2017 annual bonus was prorated. Her average 3-year bonus has been calculated based on the annualized 2017 bonus that would have been awarded had Ms. Fielder been employed by Washington REIT for all of 2017.

(4)	The cost of COBRA continuation benefits has not been included in the total change in control benefit amount, as the value would not be material.

CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
To identify the “median employee” from our employee population, we used W-2 Medicare compensation for U.S. employees (annualizing such compensation for employees who had worked less than the 12 month period) and excluding our CEO from the calculation, which is the same methodology we utilized last year. We have no employees outside of the United States. We did not use any statistical sampling techniques and did not make any cost of living adjustments in identifying our median employee. We did not include independent contractors that we do not consider to be employees. Using this methodology, we determined that we had 128 employees as of December 31, 2019. We identified our median employee from this employee population.
The 2019 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $3,875,257. The 2019 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $102,799. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2019 is 38 to 1.
The SEC’s rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.

Equity Compensation Plan Information
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	1,549,906
Equity compensation plans not approved by security holders	—	$—	—
Total	—	$—	1,549,906

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Description of Proposal
The firm of Ernst & Young LLP served as Washington REIT’s independent registered public accounting firm for 2019. The Audit Committee has appointed Ernst & Young LLP as Washington REIT’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Board recommends that the shareholders ratify this appointment.
If this appointment is not ratified by our shareholders, the Audit Committee may re-consider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Washington REIT.
Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.
Voting Matters
Under our bylaws, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast. A majority of votes cast means that the number of votes “FOR” a proposal must exceed the number of votes “AGAINST” that proposal. Abstentions will not be counted as votes cast and will have no effect on the result of this vote.
Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS WASHINGTON REIT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

ACCOUNTING/AUDIT COMMITTEE MATTERS
Principal Accounting Firm Fees
The following table sets forth the aggregate fees billed to Washington REIT for the years ended December 31, 2019 and 2018 by Washington REIT’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the public accountant’s independence.

	2019	2018
Audit Fees (a)	$1,735,650	$1,495,550
Audit-Related Fees (b)	106,000	—
Tax Fees (c)	215,904	149,357
All Other Fees	—	—
Total Fees	$2,057,554	$1,644,907

(a)
Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit fees include the annual audit fee and fees for reviews of financial statements, performance of comfort procedures and issuance of comfort and bring down letters.

(b)	Audit related fees consist of the annual audit fees of certain subsidiaries, notwithstanding when the fees were billed or when the services were rendered.

(c)
Includes fees and expenses for tax services, including tax compliance, tax advice and tax planning, rendered from January through the end of the fiscal year, notwithstanding when the fees and expenses were billed.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting. All services performed by Ernst & Young LLP for the fiscal year ended December 31, 2019 were pre-approved by the Audit Committee or the Chairman of the Audit Committee.

Audit Committee Report
The Board maintains an Audit Committee, currently comprised of four of Washington REIT’s independent trustees. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies Section 303A of the NYSE’s Listed Company Manual. The Audit Committee oversees Washington REIT’s financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm Ernst & Young LLP is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and the effectiveness of Washington REIT’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. The members of the Audit Committee of the Board of Washington REIT submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2019 as follows:

1.
In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2019, with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and management’s assessment of the effectiveness of Washington REIT’s internal controls over financial reporting.

2.
The Audit Committee discussed with Washington REIT’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Washington REIT’s internal controls and the overall quality of Washington REIT’s financial reporting.

3.
The Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality, and not just the acceptability, of Washington REIT’s accounting principles and such other matters as are matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from management and Washington REIT.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Washington REIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and for filing with the SEC.
SUBMITTED BY THE AUDIT COMMITTEE
Ellen M. Goitia, Audit Committee Chairman
William G. Byrnes, Audit Committee Member
Edward S. Civera, Audit Committee Member
Thomas H. Nolan, Jr., Audit Committee Member

OTHER MATTERS
Solicitation of Proxies
Solicitation of proxies may be made by mail, personal interview, telephone or other means by officers, trustees and employees of Washington REIT for which they will receive no compensation in addition to their normal compensation. Washington REIT may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common shares that those companies or persons hold of record. Washington REIT will reimburse these forwarding expenses. The cost of the solicitation of proxies will be paid by Washington REIT.
Washington REIT has also hired Morrow Sodali LLC to assist in distributing and soliciting proxies and will pay approximately $8,000 plus expenses for these services.
Shareholder Proposals for Our 2021 Annual Meeting of Shareholders
The Board will provide for presentation of proposals by shareholders at the 2021 Annual Meeting of Shareholders, provided that these proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC and our bylaws regarding shareholder proposals.
Any shareholder proposal pursuant to Rule 14a-8 under the Exchange Act intended to be presented at the 2021 Annual Meeting must be received at our executive offices on or before December 10, 2020 to be considered for inclusion in our 2021 proxy statement materials.
Shareholders wishing to submit proposals or trustee nominations to be presented at the 2021 Annual Meeting that are not to be included in our proxy materials must deliver notice to us at our executive offices not less than 120 and no more than 150 days before the first anniversary of the date of Proxy Statement for the preceding year’s Annual Meeting (i.e., between November 10, 2020 and 5:00 p.m. Eastern Time, on December 10, 2020), with adjustments if the date for the upcoming annual meeting of stockholders is advanced or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting. Shareholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and trustee nominations. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Secretary.

Annual Report
Washington REIT’s 2019 Annual Report to Shareholders is being mailed or made available electronically to shareholders concurrently with this Proxy Statement and does not form part of proxy solicitation material. Additionally, our shareholder letter is available at http://www.edocumentview.com/wre.
Shareholders may also request a free copy of our 2019 Annual Report on Form 10-K, including applicable financial statements, schedules and exhibits by sending a written request to: Washington Real Estate Investment Trust, 1775 Eye Street, N.W., Suite 1000, Washington, D.C. 20006, Attention Investor Relations. Alternatively, shareholders may access the 2019 Form 10-K and other financial information on our website at: www.washreit.com.

/s/ Taryn D. Fielder
Taryn D. Fielder
Corporate Secretary

April 9, 2020

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Washington Real Estate Investment Trust

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/wre** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2020 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Trustees unanimously recommends a vote FOR the listed trustee nominees and FOR Proposals 2 and 3.

1. Election of Trustees:

Nominee	For	Against	Abstain
01 - Benjamin S. Butcher	☐	☐	☐
02 - William G. Byrnes	☐	☐	☐
03 - Edward S. Civera	☐	☐	☐
04 - Ellen M. Goitia	☐	☐	☐
05 - Paul T. McDermott	☐	☐	☐
06 - Thomas H. Nolan, Jr.	☐	☐	☐
07 - Vice Adm. Anthony L. Winns (RET.)	☐	☐	☐

Proposal	For	Against	Abstain
2. Non-binding advisory vote on compensation of named executive officers (say-on-pay)	☐	☐	☐
3. Proposal to ratify appointment of Ernst & Young LLP as independent registered public accounting firm for 2020	☐	☐	☐

4. In the discretion of the proxies on such other business as may properly come before the meeting

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2020 Annual Meeting of Shareholders of Washington Real Estate Investment Trust will be held on Thursday, May 28, 2020 at 8:30 a.m. Eastern Time, virtually via the Internet at www.meetingcenter.io/266660104

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is WRE2020.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Notice and Proxy Statement and Annual Report are available at: www.envisionreports.com/wre

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/wre

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Washington Real Estate Investment Trust

PROXY FOR 2020 ANNUAL MEETING OF SHAREHOLDERS MAY 28, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Washington Real Estate Investment Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Paul T. McDermott and Stephen E. Riffee, or either of them, with full power of substitution in each of them, as proxies for the undersigned to attend the Annual Meeting of Shareholders of the Company to be held on May 28, 2020 virtually via live broadcast as indicated above, and any postponement or adjournment thereof, to cast on behalf of the undersigned, as designated on the reverse side of this proxy, all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to such meeting.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE TRUSTEE NOMINEES LISTED ON THE PROXY CARD, "FOR" THE NON-BINDING ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020. ALL PROXIES WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER TO PROPERLY COME BEFORE THE MEETING (OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF), UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐